Exhibit 4.14



                                CREDIT AGREEMENT

                                      among

                              CEMEX, S.A. de C.V.,
                                   as Borrower

                                       and

                           CEMEX MEXICO, S.A. de C.V.,
                                  as Guarantor

                                       and

                    EMPRESAS TOLTECA de MEXICO, S.A. de C.V.,
                                  as Guarantor

                                       and

                        The Several Lenders Party Hereto,
                                   as Lenders

                                       and

                       BARCLAYS BANK PLC, NEW YORK BRANCH,
                             as Administrative Agent

                                       and

                                BARCLAYS CAPITAL,
                         THE INVESTMENT BANKING DIVISION
                              OF BARCLAYS BANK PLC,
                   as Joint Lead Arranger and Joint Bookrunner

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,
        as Documentation Agent, Joint Lead Arranger and Joint Bookrunner



                                US$1,200,000,000

                            Dated as of May 31, 2005
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                                                   TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----


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ARTICLE I         DEFINITIONS.....................................................................................1

         1.01  Certain Definitions................................................................................1
         1.02  Other Definitional Provisions.....................................................................18
         1.03  Accounting Terms and Determinations...............................................................19

ARTICLE II        THE LOAN FACILITIES............................................................................19

         2.01  Revolving Loans...................................................................................19
         2.02  Interest..........................................................................................23

ARTICLE III       TERMINATION AND REDUCTION OF COMMITMENTS; FEES, TAXES, PAYMENT PROVISIONS......................24

         3.01  Termination or Reduction of Commitments...........................................................24
         3.02  Fees..............................................................................................25
         3.03  Computation of Fees...............................................................................25
         3.04  Taxes.............................................................................................25
         3.05  General Provisions as to Payments.................................................................28
         3.06  Funding Losses....................................................................................29
         3.07  Basis for Determining Interest Rate Inadequate or Unfair..........................................30
         3.08  Capital Adequacy..................................................................................30
         3.09  Illegality........................................................................................31
         3.10  Requirements of Law...............................................................................32
         3.11  Substitute Lenders................................................................................33
         3.12  Sharing of Payments, Etc..........................................................................33

ARTICLE IV        CONDITIONS PRECEDENT...........................................................................34

         4.01  Conditions to Effectiveness.......................................................................34
         4.02  Conditions Precedent to Borrowings and Continuation or
                Conversion of the Loans..........................................................................36

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE BORROWER.................................................36

         5.01  Corporate Existence and Power.....................................................................36
         5.02  Power and Authority; Enforceable Obligations......................................................36
         5.03  Compliance with Law and Other Instruments.........................................................37
         5.04  Consents/Approvals................................................................................37
         5.05  Financial Information.............................................................................37
         5.06  Litigation........................................................................................37
         5.07  No Immunity.......................................................................................38
         5.08  Governmental Regulations..........................................................................38
         5.09  Direct Obligations; Pari Passu; Liens.............................................................38
         5.10  Subsidiaries......................................................................................38
         5.11  Ownership of Property.............................................................................38
         5.12  No Recordation Necessary..........................................................................38
         5.13  Taxes.............................................................................................39
         5.14  Compliance with Laws..............................................................................39
         5.15  Absence of Default................................................................................39
         5.16  Full Disclosure...................................................................................40
         5.17  Choice of Law; Submission to Jurisdiction and
                Waiver of Sovereign Immunity.....................................................................40
         5.18  Aggregate Exposure................................................................................40
         5.19  Pension and Welfare Plans.........................................................................40
         5.20  Environmental Matters.............................................................................40
         5.21  Margin Regulations................................................................................41

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS...............................................42

         6.01  Corporate Existence and Power.....................................................................42
         6.02  Power and Authority; Enforceable Obligations......................................................42
         6.03  Compliance with Law and Other Instruments.........................................................42
         6.04  Consents/Approvals................................................................................43
         6.05  Litigation; Material Adverse Effect...............................................................43
         6.06  No Immunity.......................................................................................43
         6.07  Governmental Regulations..........................................................................43
         6.08  Direct Obligations; Pari Passu....................................................................43
         6.09  No Recordation Necessary..........................................................................43
         6.10  Choice of Law; Submission to Jurisdiction and
                Waiver of Sovereign Immunity.....................................................................44

ARTICLE VII       AFFIRMATIVE COVENANTS..........................................................................44

         7.01  Financial Reports and Other Information...........................................................44
         7.02  Notice of Default and Litigation..................................................................45
         7.03  Compliance with Laws and Contractual Obligations, Etc.............................................45
         7.04  Payment of Obligations............................................................................46
         7.05  Maintenance of Insurance..........................................................................46
         7.06  Conduct of Business and Preservation of Corporate Existence.......................................46
         7.07  Books and Records.................................................................................46
         7.08  Maintenance of Properties, Etc....................................................................46
         7.09  Use of Proceeds...................................................................................47
         7.10  Aggregate Exposure................................................................................47
         7.11  Pari Passu Ranking................................................................................47
         7.12  Transactions with Affiliates......................................................................47
         7.13  Maintenance of Governmental Approvals.............................................................47
         7.14  Measurement Date..................................................................................47
         7.15  Inspection of Property............................................................................47

ARTICLE VIII      NEGATIVE COVENANTS.............................................................................48

         8.01  Financial Conditions..............................................................................48
         8.02  Liens.............................................................................................48
         8.03  Consolidations and Mergers........................................................................50
         8.04  Sales of Assets, Etc..............................................................................51
         8.05  Change in Nature of Business......................................................................51
         8.06  Margin Regulations................................................................................51

ARTICLE IX        OBLIGATIONS OF GUARANTORS......................................................................51

         9.01  The Guaranty......................................................................................51
         9.02  Nature of Liability...............................................................................51
         9.03  Unconditional Obligations.........................................................................51
         9.04  Independent Obligation............................................................................52
         9.05  Waiver of Notices.................................................................................52
         9.06  Waiver of Defenses................................................................................53
         9.07  Bankruptcy and Related Matters....................................................................54
         9.08  No Subrogation....................................................................................55
         9.09  Right of Contribution.............................................................................55
         9.10  General Limitation on Guaranty....................................................................55
         9.11  Covenants of the Guarantors.......................................................................55

ARTICLE X         EVENTS OF DEFAULT..............................................................................56

         10.01  Events of Default................................................................................56
         10.02  Remedies.........................................................................................58
         10.03  Notice of Default................................................................................58
         10.04  Default Interest.................................................................................58

ARTICLE XI        THE ADMINISTRATIVE AGENT.......................................................................59

         11.01  Appointment and Authorization....................................................................59
         11.02  Delegation of Duties.............................................................................59
         11.03  Liability of Administrative Agent................................................................59
         11.04  Reliance by Administrative Agent.................................................................60
         11.05  Notice of Default................................................................................60
         11.06  Credit Decision..................................................................................60
         11.07  Indemnification..................................................................................61
         11.08  Administrative Agent in Individual Capacity......................................................61
         11.09  Successor Administrative Agent...................................................................62

ARTICLE XII       THE JOINT BOOKRUNNERS..........................................................................62

         12.01  The Joint Bookrunners............................................................................62
         12.02  Liability of Joint Bookrunners...................................................................63
         12.03  Joint Bookrunners in their respective Individual Capacities......................................63
         12.04  Credit Decision..................................................................................63

ARTICLE XIII      MISCELLANEOUS..................................................................................64

         13.01  Notices..........................................................................................64
         13.02  Amendments and Waivers...........................................................................64
         13.03  No Waiver; Cumulative Remedies...................................................................65
         13.04  Payment of Expenses, Etc.........................................................................65
         13.05  Indemnification..................................................................................66
         13.06  Successors and Assigns...........................................................................66
         13.07  Right of Set-off.................................................................................68
         13.08  Confidentiality..................................................................................65
         13.09  Use of English Language..........................................................................66
         13.10  Governing Law....................................................................................69
         13.11  Submission to Jurisdiction.......................................................................69
         13.12  Appointment of Agent for Service of Process......................................................70
         13.13  Waiver of Sovereign Immunity.....................................................................70
         13.14  Judgment Currency................................................................................70
         13.15  Counterparts.....................................................................................71
         13.16  USA PATRIOT Act..................................................................................71
         13.17  Severability.....................................................................................71
         13.18  Survival of Agreements and Representations.......................................................71



SCHEDULES

Schedule 1.01(a)        --    Commitments

Schedule 1.01(b)        --    Lending Offices

Schedule 1.01(c)        --    Notice Details

Schedule 5.06           --    Litigation

Schedule 5.10           --    Subsidiaries

Schedule 6.05           --    Litigation

Schedule 8.02(e)(i)     --    Liens

Schedule 8.02(e)(ii)    --    Liens


EXHIBITS

Exhibit A    --    Form of Note

Exhibit B    --    Notice of Borrowing

Exhibit C    --    Form of Notice of Extension/Conversion

Exhibit D    --    Form of Assignment and Assumption Agreement

Exhibit E    --    Form of Opinion of Special New York Counsel to the Borrower
                   and the Guarantors

Exhibit F    --    Form of Opinion of Mexican Counsel to the Borrower and
                   the Guarantors

Exhibit G    --    Mandatory Cost Formula

                                CREDIT AGREEMENT
                                ----------------

         CREDIT AGREEMENT, dated as of May 31, 2005 among CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (the "Borrower"), CEMEX MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MEXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a "Guarantor" and together, the "Guarantors"), the several Lenders party hereto, BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Lead Arranger and Joint Bookrunner and CITIGROUP GLOBAL MARKETS INC., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner.

                                    RECITALS

         WHEREAS, the Borrower entered into a term credit agreement, dated as of April 5, 2005 (the "Term Credit Agreement"), among the Borrower, the Guarantors, the several lenders party thereto, Barclays Bank PLC, as administrative agent, Barclays Capital, the Investment Banking Division of Barclays Bank PLC, as joint lead arranger and joint bookrunner and Citigroup Global Markets Inc., as documentation agent, joint lead arranger and joint bookrunner;

         WHEREAS, the Borrower proposes to terminate the Term Credit Agreement and enter into a new five-year multi-currency revolving credit facility; and

         WHEREAS, the Guarantors are willing to guaranty all of the Obligations of the Borrower.

         NOW, THEREFORE, each of the Parties hereto hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquired Subsidiary" means any Subsidiary acquired by the Borrower or any other Subsidiary after the date hereof in an Acquisition, and any Subsidiaries of such Acquired Subsidiary on the date of such Acquisition.

                  "Acquiring Subsidiary" means any Subsidiary of the Borrower or any one of its Subsidiaries solely for the purpose of participating as the acquiring party in any Acquisition, and any Subsidiaries of such Acquiring Subsidiary acquired in such Acquisition.

                  "Acquisition" means any merger, consolidation, acquisition or lease of assets, acquisition of securities or business combination or acquisition, or any two or more of such transactions, if upon the completion of such transaction or transactions, the Borrower or any Subsidiary thereof has acquired an interest in any Person who is deemed to be a Subsidiary under this Agreement and was not a Subsidiary prior thereto.

                  "Adjusted Consolidated Net Tangible Assets" means, with respect to any Person, the total assets of such Person and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), including any write-ups or restatements required under Mexican GAAP (other than with respect to items referred to in clause (ii) below), after deducting therefrom (i) all current liabilities of such Person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licenses, concessions, patents, unamortized debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with Mexican GAAP.

                  "Administrative Agent" means Barclays Bank PLC, in its capacity as administrative agent for the Lenders, and its successors in such capacity.

                  "Administrative Agent's Payment Office" means the Administrative Agent's address for payments set forth on the signature pages hereof or such other address as the Administrative Agent may from time to time specify to the other Parties hereto pursuant to the terms of this Agreement.

                  "Affected Lender" has the meaning specified in Section
         3.09(a).

                  "Affiliate" means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of that Holding Company.

                  "Aggregate Committed Amount" means the aggregate amount of all of the Commitments.

                  "Aggregate Exposure" means the Dollar Amount of the aggregate principal amount of all Loans outstanding.

                  "Agreement" means this Credit Agreement, as the same may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin" means, at any date, the applicable margin set forth below based upon the Borrower's Consolidated Net Debt/EBITDA Ratio (it being understood that measurement of the Consolidated Net Debt/EBITDA Ratio as of the most recent Measurement Date is sufficient for this purpose):

                                                   Applicable Margin
                                           ------------------------------------
                                           Base
                                           Rate           LIBOR         Euribor
Consolidated Net Debt/EBITDA Ratio         Loans          Loans         Loans
-------------------------------------------------------------------------------
3.00 to 1 or greater                      0.50%           0.50%          0.50%
Less than 3.00 to 1, but greater
  than or equal to 2.50 to 1              0.45%           0.45%          0.45%
Less than 2.50 to 1, but greater
  than or equal to 2.00 to 1              0.40%           0.40%          0.40%
Less than 2.00 to 1                       0.35%           0.35%          0.35%


         ; provided, however, the initial Applicable margin shall be 0.50%.

                  "Assignee" has the meaning specified in Section 13.06(b).

                  "Assignment and Assumption Agreement" means an assignment and assumption agreement in substantially the form of Exhibit D.

                  "Available Commitments" means, as of any date, the Aggregate Committed Amount minus the Aggregate Exposure.

                  "Average Aggregate Committed Amount" means, for any Utilization Period, the sum of the Aggregate Committed Amount as of the end of each day during such Utilization Period, divided by the number of days in such Utilization Period.

                  "Average Outstanding Loans" means, for any Utilization Period, the sum of the aggregate principal amount of Loans outstanding under this Agreement as of the end of each day during such Utilization Period, divided by the number of days in such Utilization Period.

                  "Base Rate" means, for any day, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2% per annum, in each case as in effect for such day. Any change in the Prime Rate announced by the Reference Banks shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Loan made or maintained at a rate of interest calculated with reference to the Base Rate.

                  "Bookrunners" or "Joint Bookrunners" means Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and Citigroup Global Markets Inc., in their capacity as joint bookrunners hereunder, and each of their successors in such capacity.

                  "Borrower" has the meaning specified in the preamble hereto.

                  "Borrowing" means the aggregate amount of Loans hereunder to be made to the Borrower pursuant to Article II on a particular date by each of the Lenders.

                  "Borrowing Request" means a Notice of Borrowing.

                  "Business Day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law to close and

                  (i) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, Japanese Yen) a day on which the Tokyo interbank market is also open for dealings in Japanese Yen; or


                  (ii) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, Sterling) a day on which the London interbank market is also open for dealings in Sterling; or

                  (iii) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, Euro), any TARGET Day.

                  "Capital Lease" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under Mexican GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with Mexican GAAP.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designed) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Commitment" means, with respect to each Lender, the aggregate principal Dollar Amount set forth opposite the name of such Lender in
         Schedule 1.01(a) or in any Assignment and Assumption Agreement, as such amount may be reduced or increased from time to time in accordance with the provisions hereof.

                  "Commitment Fee" has the meaning specified in Section 3.02.

                  "Commitment Percentage" means, with respect to each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Aggregate Committed Amount at such time. The initial Commitment Percentages are set out on Schedule 1.01(a).

                  "Commitment Period" means the period from and including the Effective Date to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                  "Confidential Information" means information that the Borrower or a Guarantor furnishes to the Administrative Agent, the Joint Bookrunners or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or the Joint Bookrunners or such Lender from a source other than the Borrower or a Guarantor that is not, to the best of the Administrative Agent's, the Joint Bookrunners' or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower or Guarantor or any other Person.

                  "Consolidated" refers to the consolidation of accounts in accordance with Mexican GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) to the extent not included in (a) above, payments during such period in respect of the financing costs of financial derivatives in the form of equity swaps.

                  "Consolidated Fixed Charge Coverage Ratio" means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Interest Expense" means, for any period, the total gross interest expense of the Borrower and its consolidated Subsidiaries allocable to such period in accordance with Mexican GAAP.

                  "Consolidated Net Debt" means, at any date, the sum (without duplication) of (a) the aggregate amount of all Debt of the Borrower and its Subsidiaries at such date, plus (b) to the extent not included in Debt, the aggregate amount of all derivative financing in the form of equity swaps outstanding at such date (save to the extent cash collateralized) minus (c) all Temporary Investments of the Borrower and its Subsidiaries at such date.

                  "Consolidated Net Debt / EBITDA Ratio" means, the ratio of (a) Consolidated Net Debt to (b) EBITDA for the period of four consecutive fiscal quarters immediately preceding, which shall be calculated based on the most recently available consolidated financial statements of the Borrower and its Subsidiaries as of such date.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, loan agreement or other agreement to which such Person is a party or by which it or any of its property or assets is bound.

                  "Credit Party" means any of the Borrower or the Guarantors.

                  "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capital Leases, (v) all Debt of others secured by a Lien on any asset of such Person, up to the value of such asset, as recorded in such Person's most recent balance sheet, (vi) all obligations of such Person with respect to product invoices incurred in connection with export financing, and (vii) all obligations of such Person under repurchase agreements for the stock issued by such Person or another Person. For the avoidance of doubt, Debt does not include Derivatives. With respect to the Borrower and its subsidiaries, the aggregate amount of Debt outstanding shall be adjusted by the Value of Debt Currency Derivatives solely for the purposes of calculating the Consolidated Net Debt / EBITDA Ratio. If the Value of Debt Currency Derivatives is a positive mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall decrease accordingly, and if the Value of Debt Currency Derivatives is a negative mark-to-market valuation for the Borrower and its subsidiaries, then Debt shall increase by the absolute value thereof.

                  "Debt Currency Derivatives" means derivatives of the Borrower and its subsidiaries related to currency entered into for the purposes of hedging exposures under outstanding Debt of the Borrower and its subsidiaries, including but not limited to cross-currency swaps and currency forwards.

                  "Default" means any condition, event or circumstance which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

                  "Defaulting Lender" has the meaning specified in Section 2.01(d).

                  "Derivatives" means any type of derivative obligations, including but not limited to equity forwards, capital hedges, cross-currency swaps, currency forwards, interest rate swaps and swaptions.

                  "Disbursement Date" means the date on which such Loan is made by the Lenders.

                  "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollar Amount" shall mean, at any time with respect to any Loan, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Foreign Currency or an amount denominated in a Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent on the basis of the Spot Rate as of the most recent Revaluation Date for the purchase of Dollars with such Foreign Currency.

                  "Dollars", "$" and "U.S.$" each means the lawful currency of the United States.

                  "EBITDA" means, for any period, the sum for the Borrower and its Subsidiaries, determined on a consolidated basis of (a) operating income (utilidad de operacion), (b) cash interest income and (c) depreciation and amortization expense, in each case determined in accordance with Mexican GAAP consistently applied for such period. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Net Debt / EBITDA Ratio (but not Consolidated Fixed Charge Coverage Ratio), (i) if at any time during such Reference Period the Borrowers or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period (but when the Material Disposition is by way of a lease, income received by the Borrower or any of its Subsidiaries under such lease shall be included in EBITDA and (ii) if at any time during such Reference Period the Borrower or any of its Subsidiaries shall have made any Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Debt) as if such Material Acquisition had occurred on the first day of such Reference Period. Additionally, if since the beginning of such Reference Period any Person that subsequently shall have become a Subsidiary or was merged or consolidated with the Borrower or any of its Subsidiaries as a result of a Material Acquisition occurring during such Reference Period shall have made any Disposition or Acquisition of property that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or any of its Subsidiaries during such Reference Period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Disposition or Acquisition had occurred on the first day of such Reference Period.

                  "Effective Date" has the meaning specified in Section 4.01.

                  "Environmental Action" means any audit procedure, action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, technical standard (norma tecnica or norma oficial Mexicana), code, order, judgment, decree or judicial agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "Euro" shall mean the single currency of Participating Member States.

                  "Euribor" means, in relation to any Loan in Euro:

                  (a)   the applicable Screen Rate; or

                  (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of approximately 11:00 a.m. (New York City time) on the Quotation Day for the offering of deposits in Euro and for a period comparable to the Interest Period for that Loan.

                  "Euribor Business Day" means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law to close that is also a TARGET Day.

                  "Euribor Loan" means any Loan made or maintained at a rate of interest calculated with reference to Euribor.

                  "Event of Default" has the meaning specified in Section 10.01.

                  "Federal Funds Rate" means, for any relevant day, the overnight Federal funds rate as published for such day in the Federal Reserve Statistical Release H.15 (519) or any successor publication, or, if such rate is not published for any day, the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotation for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation" for such day under the caption "Federal Funds Effective Rate"). If on any relevant day the appropriate rate for such previous day is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of recognized standing of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Fee Letter" means the fee letter entered into by the Borrower and the Lenders dated as of April 5, 2005.

                  "Foreign Currency" means each of (a) Euros, (b) Japanese Yen and (c) Sterling.

                  "Foreign Financial Institution" means an institution registered as a foreign financial institution with the Ministry of Finance in the Mexican Banking and Financial Institutions, Pensions, Retirement and Foreign Investment Funds Registry for purposes of
         Article 195, Section I of the Mexican Income Tax Law.

                  "Funding Default" means a default by a Lender pursuant to
         Section 2.01(d).

                  "Funding Losses" has the meaning specified in Section 3.06.

                  "Governmental Authority" means any branch of power or government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including any central bank or taxing or environmental authority), any entity or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory, administrative or investigative functions of or pertaining to government.

                  "Guarantor" has the meaning specified in the preamble hereto.

                  "Hazardous Materials" means (a) radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and
         (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

                  "Holding Company" means, in relation to a company or a corporation, any other company or corporation in respect of which it is a Subsidiary.

                  "Indemnified Party" has the meaning specified in Section
         13.05.

                  "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of such Loan and the Termination Date and (ii) with respect to any LIBOR Loan, and, if applicable, any Euribor Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of LIBOR Loans or, if applicable, Euribor Loans, where the next succeeding Business Day falls in the next succeeding calendar month, then on the immediately preceding Business Day.

                  "Interest Period" means, with respect to each Borrowing of LIBOR Loans, and, if applicable, Euribor Loans, the period (i) commencing (A) on the date of such Borrowing or conversion of Base Rate Loans into LIBOR Loans and, if applicable, Euribor Loans, or (B) in the case of the continuation of LIBOR Loans and, if applicable, Euribor Loans, for a further Interest Period, on the last day of the immediately preceding Interest Period and (ii) ending one, two, three or six months thereafter as stated by the Borrower in the applicable Notice of Borrowing or Notice of Continuation/Conversion; provided, however, that:

                  (1) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day or, if applicable, a Euribor Business Day, shall, subject to paragraph (3) below, be extended to the next succeeding LIBOR Business Day or, if applicable, the next succeeding Euribor Business Day, unless such LIBOR Business Day or, if applicable, Euribor Business Day, falls in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day or, if applicable, Euribor Business Day;

                  (2) any Interest Period which begins on the last LIBOR Business Day or, if applicable, Euribor Business Day, of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (3) below, end on the last LIBOR Business Day or, if applicable, Euribor Business Day, of a calendar month;

                  (3) any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period; and

                  (4) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Japanese Yen" means the lawful currency of Japan.

                  "Joint Bookrunners Fees" has the meaning specified in Section 3.02(b).

                  "Lender" means each financial institution designated as such on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 13.06(b), each Substitute Lender and each of their respective successors or assigns.

                  "Lending Office" means, with respect to any Lender, (a) the office or offices of such Lender specified as its "Lending Office" or "Lending Offices" in Schedule 1.01(b) or (b) such other office or offices of such Lender as it may designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "LIBOR" means, in relation to any Loan (other than a Loan denominated in Euros):

                  (a)    the applicable Screen Rate; or

                  (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of approximately 11:00 a.m. (New York City time) on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

                  "LIBOR Business Day" means any Business Day on which commercial banks are open in London for the transaction of international business, including dealings in Dollar deposits in the international interbank markets.

                  "LIBOR Loan" means any Loan made or maintained at a rate of interest calculated with reference to LIBOR.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Borrower or any Subsidiary of the Borrower shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

                  "Loans" has the meaning specified in Section 2.01(a) hereof.

                  "Mandatory Cost" means the percentage rate per annum calculated by the Administrative Agent in accordance with Exhibit G.

                  "Material Acquisition" any (a) acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit, division or line of business or (b) acquisition of or other investment in the Capital Stock of any Subsidiary or any Person which becomes a Subsidiary or is merged or consolidated with the Borrower or any of its Subsidiaries, in each case, which involves the payment of consideration by the Borrower and its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the Notes or the rights and remedies of the Administrative Agent or any Lender under this Agreement or any of the Notes or (c) the ability of the Borrower and/or the Guarantors to perform their Obligations under this Agreement, the Notes, the Fee Letter, any Notice of Borrowings, any certificates, waivers, or any other agreement delivered pursuant to this Agreement.

                  "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount outstanding exceeding U.S.$50,000,000 (or the equivalent thereof in other currencies).

                  "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of U.S.$25,000,000 (or the equivalent in other currencies).

                  "Material Subsidiary" means, at any date, (a) each Subsidiary of the Borrower (if any) (i) the assets of which, together with those of its Subsidiaries, on a consolidated basis, without duplication, constitute 5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of the then most recently ended fiscal quarter for which quarterly financial statements have been prepared or
         (ii) the operating profit of which, together with that of its Subsidiaries, on a consolidated basis, without duplication, constitutes 5% or more of the consolidated operating profit of the Borrower and its Subsidiaries for the then most recently ended fiscal quarter for which quarterly financial statements have been prepared and (b) each Guarantor.

                  "Measurement Date" means any of the dates specified in Section 7.14.

                  "Mexican GAAP" means, generally accepted accounting principles in Mexico as in effect from time to time, except that for purposes of
         Section 8.01, Mexican GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 7.01. In the event that any change in Mexican GAAP shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such change in Mexican GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such change in Mexican GAAP had not occurred.

                  "Mexico" means the United Mexican States.

                  "Ministry of Finance" means the Ministry of Finance and Public Credit of Mexico.

                  "Notice of Borrowing" has the meaning specified in Section 2.01(c).

                  "Notice of Extension/Conversion" has the meaning specified in
         Section 2.01(e).

                  "Note" means a promissory note of the Borrower in substantially the form of Exhibit A, evidencing the obligation of the Borrower to repay the Loans made by a Lender.

                  "Obligations" means, (a) with respect to the Borrower, all of its indebtedness, obligations and liabilities to the Lenders, the Joint Bookrunners and the Administrative Agent now or in the future existing under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, and (b) with respect to each Guarantor, all of its indebtedness, obligations and liabilities to the Lenders, the Joint Bookrunners and the Administrative Agent now or in the future existing under or in connection with the Transaction Documents, in each case whether direct or indirect, absolute or contingent, due or to become due.

                  "Obligors" means the Borrower and each Guarantor.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, imposts, duties, fees, or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, registration, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document and which are imposed, levied, collected or withheld by any Governmental Authority.

                  "Participant" has the meaning specified in Section 13.06(d).

                  "Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

                  "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which any Credit Party or any of its ERISA Affiliates has any liability.

                  "Permitted Liens" has the meaning specified in Section 8.02.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or other business entity or Governmental Authority, whether or not having a separate legal personality.

                  "Prime Rate" means the average of the rate of interest publicly announced by each of the Reference Banks from time to time as its Prime Rate in New York City, the Prime Rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent or any Lender in connection with extensions of credit to debtors of any class, or generally.

                  "Process Agent" has the meaning specified in Section 13.12(a).

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Special Purpose Vehicle (in the case of a transfer by the Borrower or any other Seller) and any other person (in the case of a transfer by a Special Purpose Vehicle), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

                   (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Special Purpose Vehicle (i) is guaranteed by the Borrower or any other Seller or (ii) is recourse to or obligates the Borrower or any other Seller in any way such that the requirements for off balance sheet treatment under Financial Accounting Standards Bulletin 140 are not satisfied; and

                   (b) the Borrower and the other Sellers do not have any obligation to maintain or preserve the financial condition of a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

                  "Quotation Day" means, in relation to any period in which an interest rate is to be determined:

                   (a) (if the currency is Sterling) the first day of that period;

                   (b) (if the currency is Euro) two TARGET Days before the first day of that period; or

                   (c) (for any other currency) two Business Days before the first day of that period.

                  "Receivables" means all rights of the Borrower or any other Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Borrower or such Seller as accounts receivable.

                  "Receivables Documents" means (a) a receivables purchase agreement, pooling and servicing agreement, credit agreement, agreements to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time entered into by the Borrower, another Seller and/or a Special Purpose Vehicle, and (b) each other instrument, agreement and other document entered into by the Borrower, any other Seller or a Special Purpose Vehicle relating to the transactions contemplated by the items referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.

                  "Receivables Program Assets" means (a) all Receivables which are described as being transferred by the Borrower, another Seller or a Special Purpose Vehicle pursuant to the Receivables Documents, (b) all Receivables Related Assets in respect of such Receivables, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

                  "Receivables Program Obligations" means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets and (b) related obligations of the Borrower, a Subsidiary of the Borrower or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield hedging obligations, breach of warranty claims and expense reimbursement and indemnity provisions).

                  "Receivables Related Assets" means with respect to any "Receivables" (i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of liens securing such Receivables), (ii) any proceeds of such Receivables,
         (iii) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Reference Banks" means two banks in the London interbank market, initially Barclays Bank PLC, and Citibank, N.A..

                  "Regulation T, U, or X" means Regulation T, U, or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Required Lenders" means, at any time, Lenders (other than Defaulting Lenders) whose Total Exposures, when aggregated, equal or exceed 50.01% of the Aggregate Committed Amount (or, if the Commitments shall have terminated, the Aggregate Exposure) minus the Total Exposure of any Defaulting Lender at such time.

                  "Requirement of Law" means, as to any Person, any law, ordinance, rule, regulation or requirement of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" of any Person means the Chief Financial Officer, the Corporate Planning and Finance Director, the Finance Director or the Comptroller of such Person.

                  "Revaluation Date" means each of the following: (a) in connection with the making of any Loan, the Business Day which is the earliest of the date such Loan is made or the date the rate is set, as applicable; (b) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such Loan is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation; (c) the date of any reduction of the Aggregate Committed Amount; and (d) such additional dates as the Administrative Agent or the Required Lenders shall deem necessary.

                  "Screen Rate" means:

                  (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

                  (b) in relation to Euribor, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

                  displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

                  "Seller" means the Borrower and any Subsidiary or other affiliate of the Borrower (other than a Subsidiary or affiliate that is a Special Purpose Vehicle) which is a party to a Receivables Document.

                  "Special Purpose Vehicle" means a trust, partnership or other special purpose person established by the Borrower and/or its Subsidiaries to implement a Qualified Receivables Transaction.

                  "Spot Rate" means, on any date, with respect to any Foreign Currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

                  "Sterling" means the lawful currency of the United Kingdom.

                  "Subsidiary" means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of
         (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by (X) such Person, (Y) such Person and one or more of its other Subsidiaries or (Z) one or more of such Person's other Subsidiaries. For purposes of determining whether a trust formed in connection with a Qualified Receivables Transaction is a Subsidiary, notes, trust certificates, undivided interests, partnership interests or other interests of the type described in clause (a) of the definition of Receivables Program Obligations shall be counted as beneficial interests in such trust.

                  "Substitute Lender" means a commercial bank or other financial institution, acceptable to the Borrower, the Lenders and the Administrative Agent, each in its sole discretion, and approved by the Joint Bookrunners (including such a bank or financial institution that is already a Lender hereunder), which assumes all or a portion of the Commitment of a Lender pursuant to the terms of this Agreement.

                  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

                  "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

                  "Taxes" means any and all present or future income, stamp, sales or other taxes, levies, imposts, duties, deductions, fees, charges or withholdings, and all liabilities with respect thereto collected, withheld or assessed by any Governmental Authority, excluding, (a) in the case of each Lender the Administrative Agent, and any Tax Related Persons, such taxes (including income taxes or franchise taxes) as are imposed on or measured by its net income or capital by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or maintains a Lending Office or its principal office or performs its functions as Administrative Agent or as are imposed on such Lender or the Administrative Agent or any of their Tax Related Persons (as the case may be) as a result of a present or former connection between the Lender, the Administrative Agent, or such Tax Related Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender or such Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, the Transaction Documents) and (b) any taxes, levies, imposts, deductions, charges or withholdings to the extent imposed by reason of any Lender's or Administrative Agent's failure to
         (i) register as a Foreign Financial Institution with the Ministry of Finance and (ii) be a resident (or have a principal office which is a resident, if such Lender lends through a branch or agency) for tax purposes of a jurisdiction with which Mexico has in effect a treaty for the avoidance of double taxation (but only in respect of those taxes payable in excess of taxes that would have been payable had such Lender complied with those conditions).

                  "Tax Related Person" means any Person whose income is realized through, or determined by reference to, the Administrative Agent or a Lender[; provided that no Lender shall be deemed a Tax Related Person of the Administrative Agent, and the Administrative Agent shall not be deemed a Tax Related Person of any Lender].

                  "Temporary Investments" means, at any date, all amounts that would, in conformity with Mexican GAAP consistently applied, be set forth opposite the caption "cash and cash equivalent" ("efectivo y equivalentes de efectivo") or "temporary investments" ("inversiones temporales") on a consolidated balance sheet of the Borrower at such date.

                  "Term Credit Agreement" has the meaning specified in the recitals hereto.

                  "Termination Date" means the date which is the earliest of (a) the date five years following the Effective Date, or (b) if no Loans are outstanding, the date the Commitments are terminated in accordance with this Agreement.

                  "Total Exposure" means at any time, as to any Lender, the amount of its Commitment at such time, or, if the Commitments shall have terminated, its Total Outstandings at such time.

                  "Total Outstandings" means at any time, as to any Lender, the Dollar Amount of the sum of the aggregate outstanding principal amount of such Lender's Loans.

                  "Transaction Documents" means a collective reference to this Credit Agreement, the Notes, any Assignment and Assumption Agreement, the Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Up-Front Fee" has the meaning specified in Section 3.02(c).

                  "Utilization" means, for any Utilization Period, the percentage obtained by dividing the Average Outstanding Loans by the Average Aggregate Committed Amount.

                  "Utilization Period" means each calendar quarter, except that the initial Utilization Period shall commence on the Effective Date and end on June 30, 2005, and the final Utilization Period shall end on the Termination Date.

                  "Value of Debt Currency Derivatives" means, on any given date, the aggregate mark-to-market value of Debt Currency Derivatives, expressed as a positive number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed to the Borrower and its subsidiaries) or as a negative number (if, on a mark-to-market basis, such aggregate amount reflects a net amount owed by the Borrower and its subsidiaries).

                  "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

         1.02     Other Definitional Provisions.

                  (a) The terms "including" and "include" are not limiting and mean "including but not limited to" and "include but are not limited to".

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  (d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days, LIBOR Business Days, Euribor Business Days or TARGET Days are expressly prescribed.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         1.03 Accounting Terms and Determinations. All accounting and financing terms not specifically defined herein shall be construed in accordance with Mexican GAAP.

                                   ARTICLE II
                               THE LOAN FACILITIES
                               -------------------

         2.01  Revolving Loans.

         (a) Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender, severally and not jointly with any other Lender, agrees to make revolving credit loans in Dollars and/or in Foreign Currencies (as specified by the Borrower) (the "Loans") to the Borrower from time to time in an aggregate principal Dollar Amount at any one time outstanding not to exceed such Lender's Commitment; provided that (i) with regard to the Lenders collectively, the aggregate principal amount of Loans outstanding at any one time shall not exceed the Aggregate Committed Amount, and (ii) with regard to each Lender individually, the aggregate principal Dollar Amount of such Lender's Commitment Percentage of all the Loans outstanding at any time shall not exceed the Commitment of such Lender. Loans may consist of Base Rate Loans, LIBOR Loans, Euribor Loans, or a combination thereof, as the Borrower may request, and may be repaid, prepaid and reborrowed in accordance with the provisions hereof; provided that (A) Loans denominated in Japanese Yen or Sterling shall consist solely of LIBOR Loans, subject to Section 3.07 and Section 3.09, (B) Loans denominated in Euro shall consist solely of Euribor Loans, subject to Section 3.07 and
    Section 3.09, and (C) if any Loan shall be made on the Effective Date or within three (3) Business Days thereafter such Loan may be a LIBOR Loan or Euribor Loan only if the Borrower delivers to the Administrative Agent a funding indemnity letter in form and substance satisfactory to the Administrative Agent.

         (b) Loans and Borrowings. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitment Percentage. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (c) Revolving Loan Borrowings.

             (i) Requests for Borrowings. (A) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, not later than 12:00 p.m., New York City time, (1) in the case of a request for a Base Rate Loan denominated in Dollars, on the Business Day prior to the day the Borrower designates therein as the Disbursement Date, and (2) in the case of a request for a LIBOR Loan or Euribor Loan, on the fourth LIBOR Business Day or Euribor Business Day, as applicable, prior to the Disbursement Date. Each such telephonic Borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written notice (the "Notice of Borrowing") in the form attached as Exhibit B approved by the Administrative Agent and signed by a duly authorized representative of the Borrower. Each such telephonic request and written Notice of Borrowing shall specify the following information in compliance with this Section 2.01:

                         (1)  that a Loan is requested;

                         (2) the requested Disbursement Date, which shall be a Business Day;

                         (3) the currency and the aggregate principal amount to be borrowed; and

                         (4) whether the Borrowing shall be composed of Base Rate Loans, LIBOR Loans, Euribor Loans, or a combination thereof, and if LIBOR Loans or Euribor Loans are requested, the Interest Period(s) therefor.

                       (B) If the Borrower shall fail to specify in any such
                  Notice of Borrowing (i) an applicable Interest Period in the case of a LIBOR Loan or Euribor Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, (ii) the type of Loan requested, then such notice shall be deemed to be a request for a LIBOR Loan hereunder, provided, however, that if the notice requests Euro, then such notice shall be deemed to be a request for a Euribor Loan hereunder, or (iii) the currency requested, then such notice shall be deemed to be a request for a Loan in Dollars.

                       (C) Not later than 1:00 p.m. New York City time on
                  the Business Day on which the Notice of Borrowing is received, the Administrative Agent shall promptly advise each Lender of the details thereof and shall advise each Lender of the amount of such Lender's Loan to be made as part of the requested Borrowing.

             (ii) Minimum Amounts. Each Loan shall be in a minimum aggregate principal Dollar Amount of $5,000,000, in the case of LIBOR Loans or Euribor Loans, or $1,000,000 (or the remaining Aggregate Committed Amount, if less), in the case of Base Rate Loans, and integral multiples of $1,000,000 in excess thereof.

             (iii) Exchange Rate. For purposes of determining availability hereunder, the rate of exchange for any Foreign Currency shall be the Spot Rate.

         (d) Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the Disbursement Date by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account held by the Administrative Agent for such purpose most recently designated by it by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting on the same day the amounts so received, in like funds, to the account designated by the Borrower in the applicable Notice of Borrowing (the "Funding Account"). Unless the Administrative Agent shall have received notice from a Lender, prior to the time of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may, but shall not be required to, assume that such Lender has made such share available on such date in accordance with Section 2.01(c) and may in its sole discretion, but shall not be required to, in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender either does not make its share of the applicable Borrowing available to the Administrative Agent or delays in doing so past 4:00 p.m., New York City time, on the Disbursement Date (such Lender (until it makes such share available) hereinafter referred to as a "Defaulting Lender"), then the Administrative Agent shall immediately notify the Borrower of such default. If the Administrative Agent has, in its sole discretion, made available to the Borrower an amount corresponding to such Defaulting Lender's share of the Borrowing, then the Defaulting Lender and the Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, on each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at:

               (i) in the case of the Defaulting Lender, the Federal Funds Rate; or

               (ii) in the case of the Borrower, the interest rate applicable to
                    Base Rate Loans.

    If, with respect to the immediately preceding sentence, the Borrower pays such amount to the Administrative Agent, then the Defaulting Lender shall indemnify and hold harmless the Borrower from and against such amount, and if such Defaulting Lender pays such amount to the Administrative Agent, then such amount shall constitute such Defaulting Lender's Loan included in such Borrowing. If the Administrative Agent, in its discretion, does not make available to the Borrower an amount corresponding to the Defaulting Lender's share of the Borrowing then (x) the Defaulting Lender shall indemnify and hold harmless the Borrower from and against such amount as well as any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs, and expenses (including reasonable fees and disbursements for counsel including allocated cost of internal counsel) resulting from any failure on the part of the Defaulting Lender to provide, or from any delay in providing, the Administrative Agent with such Defaulting Lender's pro rata share of the Borrowing, but no Lender shall be so liable for any such failure on the part of or caused by any other Lender or the Administrative Agent or the Borrower, and (y) such share of the applicable Borrowing that was not made available shall (until made available) be disregarded for purposes of calculating the Commitment Fee pursuant to Section 3.02 and in the event such share has not been disregarded for such purposes, any amount paid by the Borrower in respect of such share shall be reimbursed to the Borrower by the applicable Defaulting Lender with interest thereon at the Federal Funds Rate for each day from and including the date such share of the Commitment Fee was paid by the Borrower to but excluding the date of reimbursement by the Defaulting Lender. The Administrative Agent, upon notice by the Borrower that such reimbursement is due from the applicable Defaulting Lender, shall notify such Defaulting Lender of the amount of the reimbursement due, including interest thereon, and shall forward such amount to the Borrower upon receipt from the Defaulting Lender. The Administrative Agent shall not, however, be liable to the Borrower for any failure by any Defaulting Lender to reimburse the Borrower for any amounts in respect of such Commitment Fee.

         (e) Extension and Conversion. The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans denominated in Dollars into Loans of another interest rate type or to convert Loans in Foreign Currencies into Dollars or to convert Loans in Dollars into Foreign Currencies; provided, however, that (i) Loans in Foreign Currencies may be converted into Dollars and Loans in Dollars may be converted into Foreign Currencies only on the last day of the Interest Period applicable thereto, (ii) except as provided in Section 3.06, LIBOR Loans and Euribor Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto unless the Borrower agrees to pay all Funding Losses, (iii) LIBOR Loans and Euribor Loans may be extended, and Base Rate Loans may be converted into LIBOR Loans or Euribor Loans, only if the conditions in Section 4.02 have been satisfied, (iv) Loans extended as, or converted into, LIBOR Loans or Euribor Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.01 and shall be in such minimum amounts as provided in Section 2.01(c)(ii), and (v) any request for extension or conversion of a LIBOR Loan or Euribor Loan that shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a written notice (or telephone notice promptly confirmed in writing) (a "Notice of Extension/Conversion") to the Administrative Agent prior to 10:00 a.m., New York City time, on the LIBOR Business Day of or the Euribor Business Day of, as applicable, in the case of the conversion of a LIBOR Loan or Euribor Loan into a Base Rate Loan, and on the third LIBOR Business Day prior to or the third Euribor Business Day prior to, as applicable, in the case of the extension of a LIBOR Loan as, or conversion of a Base Rate Loan into, a LIBOR Loan or the extension of a Euribor Loan as, or conversion of a Base Rate Loan into, a Euribor Loan, the date of the proposed extension or conversion, substantially in the form of Exhibit C hereto, specifying (A) the date of the proposed extension or conversion, (B) the Loans to be so extended or converted, (C) the types of Loans into which such Loans are to be converted, (D) if appropriate, the applicable Interest Periods with respect thereto, and (E) the currency of such Loans. Each Notice of Extension/Conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in Sections 4.02(a) through (d). So long as there is no Default or Event of Default, in the event the Borrower does not request extension or conversion of any LIBOR Loan or Euribor Loan in accordance with this Section, or any such conversion or extension is not required by this Section, then such LIBOR Loan or Euribor Loan shall be continued as a Base Rate Loan at the end of each Interest Period applicable thereto, until the Borrower selects an alternate Interest Period or converts such Loans to LIBOR Loans or Euribor Loans. It is hereby understood and agreed that such failure by the Borrower to request such extension or conversion resulting in the automatic conversion of a LIBOR Loan or a Euribor Loan into a Base Rate Loan shall also constitute a representation and warranty by the Borrower of the matters specified in Sections 4.02(a) through (d). In the event any LIBOR Loans or Euribor Loans are not permitted to be converted into another LIBOR Loan or Euribor Loan hereunder, such LIBOR Loans or Euribor Loans shall automatically be converted to Base Rate Loans at the end of the applicable Interest Period with respect thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         (f) Repayment. The principal amount of all Loans shall be due and payable in full on the Termination Date in the same currency denomination as the Loan was made or if different converted into and outstanding.

         (g) Voluntary Prepayment. Loans may be repaid in whole or in part without premium or penalty in the same currency denomination as the Loan was made or if different converted into and outstanding; provided that (i) Loans may be prepaid only upon five (5) Business Days' prior written notice to the Administrative Agent, (ii) prepayments of LIBOR Loans or Euribor Loans must be accompanied by payment of any Funding Losses under Section 3.06, and
    (iii) partial prepayments shall be in minimum principal Dollar Amounts of $10,000,000.

         (h) Mandatory Prepayment. If on any date the Administrative Agent notifies the Borrower that the Aggregate Exposure (determined as of the most recent Revaluation Date) shall exceed 103% of the Aggregate Committed Amount, the Borrower shall as soon as practicable, but in any event no later than five Business Days after receipt of such notice, prepay the outstanding principal amount of any Loans owing by the Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Aggregate Committed Amount on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of the Borrowing prepaid. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.01(h) to the Borrower, and shall provide prompt notice to the Borrower of any such notice of required prepayment the Administrative Agent receives from any Lender. Any such prepayment shall be allocated at the Lender's discretion.

         (i) Revolving Notes. Each Lender's Commitment Percentage of the Loans shall be evidenced by a duly executed revolving note in favor of such Lender in the form of Exhibit A attached hereto.

         (j) Maximum Number of LIBOR Loans and Euribor Loans. The Borrower will be limited to a maximum number of ten (10) LIBOR Loans and Euribor Loans outstanding at any time. For purposes hereof, LIBOR Loans and Euribor Loans with separate or different Interest Periods will be considered as separate LIBOR Loans, or, as applicable, Euribor Loans even if their Interest Periods expire on the same date.

          2.02   Interest.

         (a) Base Rate Loans. Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (b) LIBOR Loans. (i) Each LIBOR Loan (other than LIBOR Loans denominated in Sterling) shall bear interest at a rate per annum equal to LIBOR plus the Applicable Margin. (ii) Each LIBOR Loan denominated in Sterling shall bear interest at a rate per annum equal to LIBOR plus the Applicable Margin, plus Mandatory Costs, if any.

         (c) Euribor Loans. Each Euribor Loan shall bear interest at a rate per annum equal to Euribor plus the Applicable Margin, plus Mandatory Costs, if any.

         (d) Default Interest. Notwithstanding the foregoing, if any principal of, or interest on, any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.02(a).

         (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
    (ii) in the event of any conversion of any LIBOR Loan or Euribor Loan prior to the end of the Interest Period therefore, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest with respect to each Loan shall be paid in the currency in which such Loan is denominated.

         (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and
    (ii) where the interest is to accrue in respect of any amount denominated in Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, LIBOR or Euribor shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                                  ARTICLE III
                          TERMINATION AND REDUCTION OF
                  COMMITMENTS; FEES, TAXES, PAYMENT PROVISIONS
                  --------------------------------------------

         3.01  Termination or Reduction of Commitments.

         (a) Mandatory Termination. The Commitments shall terminate on the Termination Date.

         (b) Voluntary Termination. Upon at least five Business Days' notice to the Administrative Agent and the Joint Bookrunners, but no sooner than six months after the Effective Date, the Borrower may terminate the existing Commitments; provided, however, that the existing Commitments may not be terminated so long as (i) any Loan is outstanding or (ii) any interest, fee or expenses remain unpaid.

         3.02  Fees.

         (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent, quarterly in arrears for each Utilization Period, for the account of the Lenders ratably in accordance with their Commitment Percentage a commitment fee (the "Commitment Fee") (i) if the Utilization is greater than or equal to 50%, at the rate of 30% of the Applicable Margin per annum for the relevant Utilization Period on the average Available Commitments for the Utilization Period or (ii) if the Utilization is less than 50%, at the rate of 40% of the Applicable Margin per annum for the relevant Utilization Period on the average Available Commitments for the Utilization Period. The Commitment Fee shall accrue from the Effective Date to the Termination Date and shall be payable in arrears on the last day in each of March, June, September, and December and on the Termination Date provided that if any day is not a Business Day, then the Commitment Fee shall be payable on the next succeeding Business Day.

         (b) Joint Bookrunners Fees. The Borrower will pay to the Joint Bookrunners, for the sole account of the Joint Bookrunners, the arrangement fees (the "Joint Bookrunners Fees") and other fees in the amounts and at the times agreed to by the Joint Bookrunners and the Borrower in the Fee Letter.

         (c) Up-Front Fee. The Borrower will pay to the Administrative Agent, for the account of the Lenders, an up-front fee (the "Up-front Fee") as agreed to by the Borrower and the Joint Bookrunners.

         3.03 Computation of Fees. All fees calculated on a per annum basis shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         3.04  Taxes.

         (a) Any and all payments by the Borrower or a Guarantor, as the case may be, to any Lender, the Joint Bookrunners or the Administrative Agent under this Agreement and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. In addition, the Borrower shall promptly pay all Other Taxes.

         (b) Except as otherwise provided in Section 3.04(c), the Borrower and the Guarantors jointly and severally agree to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (without duplication) excluding in each case United States backup withholding Taxes imposed because of payee underreporting (including any Taxes or Other Taxes (without duplication) imposed by any jurisdiction on amounts payable under this Section 3.04) paid by or assessed against any Lender or the Administrative Agent in respect of any sum payable hereunder and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, except to the extent that such penalties, interest, additions to tax or expenses are incurred solely as a result of any gross negligence or willful misconduct of such Lender or Administrative Agent, as the case may be. Payment under this indemnification shall be made within 30 days after the date any Lender or the Administrative Agent makes written demand therefor, setting forth in reasonable detail the basis and calculation of such amounts (such written demand shall be presumed correct, absent significant error).

         (c) If the Borrower or the Guarantors, as the case may be, shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this
         Section 3.04, but excluding in each case United States backup withholding Taxes imposed because of payee underreporting) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; provided, that, the Borrower shall not be required to increase any amounts payable to such Lender or the Administrative Agent to the extent such increased amounts would be in excess of the amounts that would have been payable to such Lender or the Administrative Agent had such Lender or Administrative Agent complied with the requirements of
         Section 3.04(f) or to the extent provided in Section 3.04(g);

               (ii) the Borrower or the Guarantors, as the case may be, shall make such deductions and withholdings; and

               (iii) the Borrower or the Guarantors, as the case may be, shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

         (d) Within 30 days after the date of any payment by the Borrower or the Guarantors, as the case may be, of Taxes or Other Taxes, the Borrower or the Guarantors, as the case may be, shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (e) If the Borrower or the Guarantors, as the case may be, is required to pay additional amounts to the Administrative Agent or any Lender pursuant to Section 3.04(c) other than amounts related to the withholding of Mexican tax at the rate applicable to interest payments received by foreign financial institutions registered with the Secretaria de Hacienda y Credito Publico as a Foreign Financial Institution for the purposes of Article 195,
    Section I of the Mexican Income Tax law, then the Administrative Agent or such Lender shall, upon reasonable request by the Borrower or the Guarantors, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office, issuing office, or office for receipt of payments by the Borrower and Guarantors hereunder, as the case may be, so as to eliminate or reduce the obligation of the Borrower or the Guarantors, as the case may be, to pay any such additional amounts which may thereafter accrue or to indemnify the Administrative Agent or such Lender in the future, if such change in the reasonable judgment of the Administrative Agent or such Lender is not otherwise disadvantageous to such Lender.

         (f) Each Lender and the Administrative Agent shall, from time to time at the request of the Borrower or the Administrative Agent (as the case may be), promptly furnish to the Borrower and the Administrative Agent (as the case may be), such forms, documents or other information (which shall be accurate and complete) as may be reasonably required to establish any available exemption from, or reduction in the amount of, applicable Taxes; provided, however, that none of any Lender or the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this paragraph (f), it being understood that the identity of any Person shall not be considered for these purposes as information regarding its tax affairs or computations. Each of the Borrower and the Administrative Agent shall be entitled to rely on the accuracy of any such forms, documents or other information furnished to it by any Person and shall have no obligation to make any additional payment or indemnify any Person for any Taxes, interest or penalties that would not have became payable by such Person had such documentation been accurate.

         (g) In the case of an assignment, transfer, grant of a participation, designation of a new Lending Office [or Administrative Agent's Payment Office or appointment of a successor Administrative Agent], the Borrower and Guarantors shall not be required to pay or increase any amounts, pursuant to this Section 3.04 following such event, in excess of the amounts the Borrower and Guarantors were required to pay or increase immediately prior to such an event, except to the extent such event occurs pursuant to Section
    3.11 or to the extent of increases in such amounts resulting from a change in applicable law occurring after such event.

         (h) If the Administrative Agent or any Lender receives a refund or credit in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower or a Guarantor, as the case may be, pursuant to
    Section 3.04(b) and such refund or credit is directly and clearly attributable to this Agreement, it shall notify the Borrower or such Guarantor, as the case may be, of the amount of such refund or credit and shall return to the Borrower or such Guarantor, as the case may be, such refund or the benefit of such credit; provided, however, that (A) the Administrative Agent or such Lender, as the case may be, shall not be obligated to make any effort to obtain such refund or credit or to provide the Borrower or the Guarantors with any information on or justification for the arrangement of its tax affairs or otherwise disclose to the Borrower, the Guarantors or any other Person any information that it considers to be proprietary or confidential, and (B) the Borrower or such Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, as the case may be, shall return the amount of such refund or the benefit of such credit to the Administrative Agent or such Lender, as the case may be, if the Administrative Agent or such Lender, as the case may be, is required to repay the amount of such refund or the benefit of such credit to the relevant authorities within six years of the date the Borrower or such Guarantor, as the case may be, is paid such amount by the Administrative Agent or such Lender, as the case may be.

         (i) The agreements in this Section 3.04 shall survive the termination of this Credit Agreement and the payment of the Borrower's Obligations.

         3.05  General Provisions as to Payments.

         (a) All payments to be made by the Borrower or the Guarantors, as the case may be, shall be made without set-off, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 3:30 p.m. (New York City time) on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of each payment in like funds as received. Any payment received by the Administrative Agent later than 3:30 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

         (b) Except and to the extent otherwise specifically provided herein, whenever any payment to be made hereunder is due on a day which is not a Business Day, the date for payment thereof shall be extended to the immediately following Business Day and, if interest is stated to be payable in respect thereof, interest shall continue to accrue to such immediately following Business Day.

         (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender, as the case may be, on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower shall not have made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with accrued interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate; provided, however, that if any amount remains unpaid by any Lender for more than five Business Days after the Administrative Agent has made a demand for such amount, such Lender shall, commencing on the day next following such fifth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 1%, and, provided further, that if any such amount remains unpaid by any Lender for more than ten Business Days, such Lender shall, commencing on the day next following such tenth Business Day, pay interest to the Administrative Agent at a rate per annum equal to the Federal Funds Rate plus 2.00%.

         (d) Currency of account.

             (i) Subject to paragraphs (ii) through (v) below, Dollars are the currency of account and payment for any sum due from parties under any Transaction Document.

             (ii) A repayment of an Obligation or a part of an Obligation shall be made in the currency in which that Obligation is denominated on its due date.

             (iii) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

             (iv) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

             (v) Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

         (e) Change of currency.

             Unless otherwise prohibited by law or regulation, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

             (A) any reference in the Transaction Documents to, and any Obligations arising under the Transaction Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country as agreed by the Administrative Agent and the Borrower; and

             (B) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably).

         If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent and the Borrower deem necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

         3.06 Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Loan or Euribor Loan on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any LIBOR Loans or Euribor Loans after notice has been given to any Lender in accordance with Section 2.01 or to convert or continue a Loan as a LIBOR Loan or Euribor Loan after a Notice of Extension/Conversion has been delivered by the Borrower pursuant to Section 2.01(e), or if the Borrower fails to prepay any LIBOR Loans or Euribor Loans after notice has been given pursuant to Section 2.01, the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or reemploying deposits bearing interest by reference to LIBOR or Euribor from third parties ("Funding Losses"), provided such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the computations for the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         3.07 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any LIBOR Loan or Euribor
Loan:

         (a) the Administrative Agent determines that by reason of circumstances affecting the London interbank market or the European interbank market, as the case may be, reasonably adequate means do not exist for ascertaining LIBOR or Euribor applicable to such Interest Period or that deposits in Dollars (in the applicable amounts) are not being offered in the London interbank market or the European interbank market, as the case may be, for such Interest Period, or

         (b) the Required Lenders advise the Administrative Agent that LIBOR or Euribor as determined by the Administrative Agent will not adequately and fairly reflect the cost to any Lender of making or maintaining its Loan for such Interest Period,

         (c) then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders. In the event of any such determination or advice, until the Administrative Agent shall have notified the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Loan of the affected amount or Interest Period, or a conversion to or continuation of a Loan of the affected amount or Interest Period shall be deemed rescinded and such request shall instead be considered a request for a Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         3.08  Capital Adequacy.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule, or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of increasing such Lender's cost of maintaining its Commitment or making or maintaining any Loans or reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. The relevant Lender will, upon request, provide a certificate in reasonable detail as to the amount of such increased cost or reduction in amount received and method of calculation.

         Upon any Lender's making a claim for compensation under this Section 3.08, (i) such Lender shall use commercially reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or assign its rights and obligations hereunder to another of its offices, branches or affiliates so as to eliminate or reduce any such additional payment by the Borrower which may thereafter accrue, if such change is not otherwise disadvantageous to such Lender, and (ii) the Borrower may replace such Lender in accordance with Section 3.11.

         3.09  Illegality.

         (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain any Commitment or any Loan as contemplated by this Agreement, then such Lender, together with Lenders giving notice under
    Section 3.07, shall be an "Affected Lender" and by written notice to the Borrower and to the Administrative Agent:

              (i) such Lender may declare that such Loans will not thereafter (for the duration of such unlawfulness or impossibility) be made by such Lender hereunder, whereupon, in the case of any request for a LIBOR Loan or a Euribor Loan, as to such Lender, such request shall only be deemed a request for a Base Rate Loan (unless it should also be illegal for the Affected Lender to provide a Base Rate Loan, in which case such Loan shall bear interest at a commensurate rate to be agreed upon by the Administrative Agent and the Affected Lender, and so long as no Event of Default shall have occurred and be continuing, the Borrower), unless such declaration shall be subsequently withdrawn;

              (ii) such Lender may require that all outstanding LIBOR Loans and Euribor Loans, made by it be converted to Base Rate Loans, in which event all such LIBOR Loans and Euribor Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below; and

              (iii) if it is also illegal for the Affected Lender to make Base Rate Loans, such Lender may declare all amounts owed to them by the Borrower to the extent of such illegality to be due and payable; provided, however, the Borrower has the right, with the consent of the Administrative Agent to find an additional Lender to purchase the Affected Lenders' rights and obligations.

In the event any Lender shall exercise its rights under (i) or (ii) above with respect to any Loans, all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans or the Euribor Loans that would have been made by such Lender or the converted LIBOR Loans or the converted Euribor Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion, of such LIBOR Loans or Euribor Loans.

         (b) For purposes of this Section 3.09, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         3.10  Requirements of Law.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of LIBOR or Euribor hereunder; or

          (b) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing, or maintaining LIBOR Loans or Euribor Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice delivered to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided that, in any such case, the Borrower may elect to convert the LIBOR Loans and Euribor Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one (1) Business Day's notice of such election. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall provide notice thereof to the Borrower, promptly upon occurrence of such event, but in any case within three (3) days from the date of such event, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. If any Lender becomes aware of a proposed change in any Requirement of Law that would entitle it to claim any additional amounts pursuant to this Section it shall promptly, upon the Lender becoming aware of such event, provide notice to the Borrower through the Administrative Agent.

         3.11 Substitute Lenders. If any Lender has demanded compensation (or if the Borrower is required to increase amounts payable hereunder) pursuant to Sections 3.04, 3.08, or 3.10 or has exercised its rights pursuant to Section 3.09(a)(iii), and such Lender does not waive its right to future additional compensation pursuant to Sections 3.04, 3.08 or 3.10, the Borrower shall have the right (i) to replace such Lender with a Substitute Lender or Substitute Lenders that shall succeed to the rights of such Lender under this Agreement upon execution of an Assignment and Assumption Agreement and payment by the Borrower of the related processing fee of U.S.$3,500 to the Administrative Agent; or (ii) to remove such Lender, reduce the Commitments by the amount of the Commitment of such Lender, and adjust the Commitment Percentage of each Lender such that the percentage of each other Lender shall be increased to equal the percentage equivalent of a fraction. The numerator of which is the Commitment of such other Lender and the denominator of which is the Commitments of the Lenders minus the Commitments of the Lender who demanded payment pursuant to Sections 3.04, 3.08 or 3.10 or exercised its rights pursuant to
Section 3.09(a)(iii); provided, however, that such Lender shall not be replaced or removed hereunder until such Lender has been repaid in full all amounts owed to it pursuant to this Agreement and the other Transaction Documents (including Sections 3.06 and 3.08) unless any such amount is being contested by the Borrower in good faith.

         3.12  Sharing of Payments, Etc.

         (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Obligations obtained by all the Lenders (an "excess payment"), such Lender shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in such Obligations owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Commitment Percentage (according to the proportion of (A) the amount of such paying Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased pursuant to this Section 3.12 and will in each case notify the Lenders following any such purchases.

         (b) If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Lenders and, as a result thereof or in connection therewith, it shall receive any excess payment, then such Lender shall not be required to share any portion of such excess payment with any Lender which has the legal right to, but does not, join in any such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

         (c) The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.12 may exercise all its rights of set-off with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT
                              --------------------

         4.01 Conditions to Effectiveness. The obligations of the Lenders under this Agreement are subject to the satisfaction or waiver of the following conditions precedent (the date on which all such conditions precedent are satisfied or waived being the "Effective Date"):

         (a) Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by each party hereto and there shall have been delivered to the Administrative Agent for the account of each Lender a Note executed by the Borrower.

         (b) Opinions of Borrower's and each Guarantor's Counsel. The Administrative Agent shall have received (i) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Borrower and the Guarantors, in substantially the form of Exhibit E, and (ii) the opinion of Lic. Ramiro G. Villareal Morales, Mexican counsel to the Borrower, in substantially the form of Exhibit F.

         (c) Opinion of Counsel to the Administrative Agent. The Administrative Agent shall have received (i) a favorable opinion of Ritch, Heather y Mueller, S.C., special Mexican counsel to the Administrative Agent and the Lenders, and (ii) the opinion of Sullivan & Cromwell LLP, New York counsel to the Lenders.

         (d) Governmental Approvals. The Administrative Agent shall have received certified copies of any and all necessary approvals, authorizations, or consents of, or notices to, or registrations with any Governmental Authority required for the Borrower and each Guarantor to enter into, or perform its obligations under, the Transaction Documents.

         (e) Organizational Documents of the Borrower and the Guarantors. The Administrative Agent shall have received certified copies of (i) the acta constitutiva and estatutos sociales in effect on the Effective Date of the Borrower and each Guarantor, (ii) the powers-of-attorney of each Person executing any Transaction Document on behalf of the Borrower and each Guarantor, together with specimen signatures of such Person and (iii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the authorization for the execution, delivery and performance of each such Transaction Document and the transactions contemplated hereby and thereby. All certificates shall state that the resolutions or other information referred to in such certificates have not been amended, modified, revoked or rescinded as of the date of such certificates (which shall not be earlier than five Business Days before the Effective Date).

         (f) Agent for Service of Process. The Administrative Agent shall have received a power of attorney, notarized under Mexican law, granted by the Borrower and each Guarantor to the Process Agent in respect of the Transaction Documents together with evidence that the Process Agent has accepted its appointment as Process Agent pursuant to Section 13.12.

         (g) Fees and Expenses. The Borrower shall have paid all fees and expenses owing to the Lenders, the Joint Bookrunners and the Administrative Agent to the extent of and payable on or before the Effective Date of the Agreement, and all other fees and expenses owing hereunder and under the Fee Letter to the extent due and payable on or before the Effective Date of the Agreement.

         (h) No Default. No Default or Event of Default shall have occurred and be continuing either prior to or after giving effect to the transactions contemplated on the Effective Date, and the Borrower and each Guarantor shall have provided a certificate from a Responsible Officer of the Borrower to such effect to the Administrative Agent.

         (i) Representations and Warranties. The representations and warranties of the Borrower and of each Guarantor contained in this Agreement and each other Transaction Document shall be true on and as of the Effective Date, and the Borrower and each Guarantor shall have provided a certificate to such effect to the Administrative Agent.

         (j) No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2004 and there shall have occurred no circumstance and/or event of a financial, political or economic nature in Mexico that has a reasonable likelihood of having a material adverse effect on the ability of the Borrower or the Guarantors to perform their obligations under this Agreement and the other Transaction Documents; for the avoidance of doubt, the fact that the Borrower has acquired the shares of RMC Group p.l.c. shall not itself be deemed to have been a Material Adverse Effect.

         (k) Other Documents. The Administrative Agent shall have received such other certificates, powers of attorney and other documents and undertakings relating to the authority for, and the execution, delivery and validity of, the Transaction Documents, as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent.

         (l) Fees, Costs and Expenses under the Term Credit Agreement. The Borrower shall have paid all accrued and unpaid fees payable under the Term Credit Agreement to the extent due and payable on or before the Effective Date of this Agreement.

         (m) Term Credit Agreement. The Term Credit Agreement shall have been cancelled or terminated in accordance with its respective terms; any promissory notes issued thereunder shall have been cancelled or returned to the Borrower; and all outstanding indebtedness for money borrowed under the Term Credit Agreement shall have been, or will be simultaneously with the Borrowings hereunder, repaid in full. The parties hereto agree that a Notice of Borrowing may be given under this Agreement simultaneously to repay all outstanding obligations under the Term Credit Agreement.

         4.02 Conditions Precedent to Borrowings and Continuation or Conversion of the Loans. The obligation of any Lender to make a Loan on the occasion of any Borrowing or to continue or convert any Loan is subject to the satisfaction of the following conditions:

         (a) Notices. In the case of Borrowings, continuance or conversion of Loans, the Administrative Agent shall have received a Notice of Borrowing or a Notice of Extension/Conversion as required by Section 2.01(c) or 2.01(e), respectively;

         (b) Availability. Immediately after such Borrowing or the continuation or conversion of any Loan, the Total Outstandings for such Lender shall not exceed the Commitment of such Lender;

         (c) No Default. Immediately before and after giving effect to such Borrowing or the continuation or conversion of any Borrowing, no Default or Event of Default shall have occurred and be continuing and such Borrowing or continuation or conversion of any Loan will not cause or result in a Default or Event of Default; and

         (d) Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement and in each other Transaction Document and of each Guarantor contained in this Agreement shall be true and correct in all material respects on and as of the date of any Borrowing or continuation or conversion of any Loan.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

         The Borrower represents and warrants that:

         5.01  Corporate Existence and Power. .

         (a) The Borrower is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of the Borrower has been validly issued and is fully paid and non-assessable.

         5.02  Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by the Borrower of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of the Borrower.

         (b) This Agreement and the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principles.

         5.03 Compliance with Law and Other Instruments. The execution, delivery of and performance under this Agreement and each of the other Transaction Documents to which the Borrower is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of the Borrower pursuant to, any Contractual Obligation of the Borrower or (b) result in any violation of the estatutos sociales of the Borrower or any provision of any Requirement of Law applicable to the Borrower.

         5.04 Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which the Borrower is a party or the taking of any action contemplated hereby or by any other Transaction Document.

         5.05 Financial Information. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Cardenas Dosal, S.C., independent public accountants, and the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2005, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2005, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with Mexican GAAP, consistently applied.

         5.06 Litigation. Except as set forth in Schedule 5.06, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the litigation described in Schedule 5.06.

         5.07 No Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by the Borrower constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither the Borrower nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         5.08 Governmental Regulations. The Borrower is not, and is not controlled by, (a) an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or (b) a "holding company", or of a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.09  Direct Obligations; Pari Passu; Liens.

         (a) (i) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of the Borrower, and (ii) the Loans, when made, will constitute direct, unconditional unsubordinated and unsecured obligations of the Borrower.

         (b) The obligations of the Borrower under this Agreement and the Loans rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of the Borrower.

         (c) There are no Liens on the property of the Borrower or any of its Subsidiaries other than Permitted Liens.

         5.10 Subsidiaries. As of March 31, 2005, all Material Subsidiaries of the Borrower are listed on Schedule 5.10, without giving effect to the acquisition of RMC Group p.l.c.

         5.11 Ownership of Property. (a) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens and (b) each Credit Party maintains insurance as required by
Section 7.05.

         5.12  No Recordation Necessary.

         (a) This Agreement and the Notes are in proper legal form under the law of Mexico for the enforcement thereof against the Borrower under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement, unless such stamp or similar taxes have been paid by the Borrower; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         (b) It is not necessary (i) in order for the Administrative Agent or any Lender to enforce any rights or remedies under the Transaction Documents or (ii) solely by reason of the execution, delivery and performance of this Agreement by the Administrative Agent or any Lender, that the Administrative Agent or such Lender be licensed or qualified with any Mexican Governmental Authority or be entitled to carry on business in Mexico.

         5.13  Taxes.

         (a) Each Obligor has filed all material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Borrower, except where the same may be contested in good faith by appropriate proceedings and as to which such Obligor maintains reserves to the extent it is required to do so by law or pursuant to Mexican GAAP. The charges, accruals and reserves on the books of each Obligor in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         (b) Except for tax imposed by way of withholding on interest, fees and commissions remitted from Mexico, there is no tax (other than taxes on, or measured by, income or profits), levy, impost, deduction, charge or withholding imposed, levied, charged, assessed or made by or in Mexico or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Transaction Documents or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Transaction Documents. The Borrower and each Guarantor is permitted to pay any additional amounts payable pursuant to Section 3.04.

         5.14 Compliance with Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Requirements of Law (including with respect to the licenses, certificates, permits, franchises, and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, antitrust laws or Environmental Laws and the rules and regulations and laws with respect to social security, workers' housing funds, and pension funds obligations), except where the failure to so comply would not have a Material Adverse Effect.

         5.15 Absence of Default. No Default or Event of Default has occurred and is continuing.

         5.16 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent, the Joint Bookrunners or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (other than projections and other "forward-looking" information that have been prepared on a reasonable basis and in good faith by the Borrower) is, and all such information hereafter furnished by the Borrower to the Administrative Agent, the Joint Bookrunners or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified and does not omit to state any material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading. The Borrower has disclosed to the Lenders in writing any and all facts which may have a Material Adverse Effect.

         5.17 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any Mexican court or tribunal, any Lender, the Joint Bookrunners and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 13.10, 13.11 and 13.13.

         5.18 Aggregate Exposure. The Aggregate Exposure does not exceed the Aggregate Committed Amount.

         5.19 Pension and Welfare Plans. During the consecutive twelve-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by any Credit Party, any of its Subsidiaries, or any its ERISA Affiliates of any material liability (other than liabilities incurred in the ordinary course of maintaining the Pension Plan), fine or penalty. No Credit Party, nor any of its Subsidiaries, has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which would reasonably be expected to have a Material Adverse Effect, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         5.20  Environmental Matters.

         Except as would not have or be reasonably expected to have a Material Adverse Effect:

         (a) Each of the properties owned or leased by a Credit Party or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Credit Parties or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

         (b) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of a Credit Party or any of its Subsidiaries, is any such notice being threatened.

         (c) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, a Credit Party or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

         (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of a Credit Party or any of its Subsidiaries, threatened, under any Environmental Law to which a Credit Party or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to a Credit Party or any of its Subsidiaries, the Real Properties or the Businesses.

         (e) There has been no release (including disposal) or to the Borrower's knowledge, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of a Credit Party or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

         (f) None of the Real Properties contains any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute a violation of, or could give rise to liability under, Environmental Laws.

         (g) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party or one of its Subsidiaries) under any Environmental Law.

         (h) This Section 5.20 constitutes the only representations and warranties of the Credit Parties with respect to any Environmental Law or Hazardous Substance.

         5.21 Margin Regulations. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation
U. No indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U, or X.

                                  ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS
                ------------------------------------------------

         Each of the Guarantors separately represents and warrants that:

         6.01 Corporate Existence and Power.

         (a) Such Guarantor is a corporation (sociedad anonima de capital variable) duly incorporated, validly existing and in good standing under the laws of Mexico and has all requisite corporate power and authority (including all governmental licenses, permits and other approvals except for such licenses, permits and approvals the absence of which will not have a Material Adverse Effect) to own its assets and carry on its business as now conducted and as proposed to be conducted.

         (b) All of the outstanding stock of such Guarantor has been validly issued and is fully paid and non-accessible.

         6.02 Power and Authority; Enforceable Obligations.

         (a) The execution, delivery and performance by such Guarantor of each Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate action pursuant to the estatutos sociales of such Guarantor.

         (b) This Agreement and the other Transaction Documents to which such Guarantor is a party have been duly executed and delivered by such Guarantor and constitute legal, valid and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by applicable concurso mercantil, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general equity principals.

         6.03 Compliance with Law and Other Instruments. The execution, delivery and performance of this Agreement and any of the other Transaction Documents to which such Guarantor is a party and the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof and thereof, do not and will not (a) conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon the assets of such Guarantor pursuant to, any Contractual Obligation of such Guarantor or (b) result in any violation of the estatutos sociales of such Guarantor or any provision of any Requirement of Law applicable to such Guarantor.

         6.04 Consents/Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or notice to or filing with, or exemption by, any Governmental Authority or third party is required to authorize, or is required in connection with, the execution, delivery and performance by such Guarantor of this Agreement and the other Transaction Documents to which such Guarantor is a party or the taking of any action contemplated hereby or by any other Transaction Document.

         6.05 Litigation; Material Adverse Effect. Except as set forth in
Schedule 6.05, there is no pending or threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the litigation described in Schedule 6.05.

         6.06 No Immunity. Such Guarantor is subject to civil and commercial law with respect to its obligations under this Agreement and each other Transaction Document to which it is a party and the execution, delivery and performance of this Agreement or any such other Transaction Document by such Guarantor constitute private and commercial acts rather than public or governmental acts. Under the laws of Mexico neither such Guarantor nor any of its property has any immunity from jurisdiction of any court or any legal process (whether through service or notice, attachment prior to judgment or attachment in aid of execution).

         6.07 Governmental Regulations. Such Guarantor is not, and is not controlled by, (a) an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended or (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.08 Direct Obligations; Pari Passu.

(a) This Agreement constitutes a direct, unconditional unsubordinated and unsecured obligation of such Guarantor.

(b) The obligations of such Guarantor under this Agreement rank and will rank in priority of payment at least pari passu with all other senior unsecured Debt of such Guarantor.

         6.09 No Recordation Necessary. This Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Guarantor under the law of Mexico. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and each other Transaction Document in Mexico, it is not necessary that this Agreement or any other Transaction Document be filed or recorded with any Governmental Authority in Mexico or that any stamp or similar tax be paid on or in respect of this Agreement or any other document to be furnished under this Agreement unless such stamp or similar taxes have been paid by the Borrower or the Guarantors; provided, however, that in the event any legal proceedings are brought in the courts of Mexico, an official Spanish translation of the documents required in such proceedings, including this Agreement, would have to be approved by the court after the defendant is given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

         6.10 Choice of Law; Submission to Jurisdiction and Waiver of Sovereign Immunity. In any action or proceeding involving such Guarantor arising out of or relating to this Agreement in any Mexican court or tribunal, the Lenders, the Joint Bookrunners and the Administrative Agent would be entitled to the recognition and effectiveness of the choice of law, submission to jurisdiction and waiver of sovereign immunity provisions of Sections 13.10, 13.11 and 13.13.

                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS
                             ---------------------

         The Borrower covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid or any Lender has any Commitment hereunder:

         7.01 Financial Reports and Other Information. The Borrower will deliver to the Administrative Agent (with a copy for each Lender):

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries containing consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries, for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG Cardenas Dosal, S.C. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with Mexican GAAP, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) a certificate of a Responsible Officer of the Borrower, stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in
   Section 5.05 and provided further that all such documents will be prepared in English; and

         (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by any Responsible Officer of the Borrower as having been prepared in accordance with Mexican GAAP and together with a certificate of a Responsible Officer of the Borrower, as to compliance with the terms of this Agreement and stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto; provided that in the event of any change in the Mexican GAAP used in the preparation of such financial statements, the Borrower shall also provide, for informational purposes only, a statement of reconciliation conforming such financial statements to Mexican GAAP consistent with those applied in the preparation of the financial statements referred to in
   Section 5.05 and provided further that all such documents will be prepared in English; and

         (c) Together with the financials delivered pursuant to Section 7.01(b) with respect to the fiscal quarter ended June 30, 2005 only, a schedule of all Material Subsidiaries of the Borrower, after giving effect to the acquisition of RMC Group p.l.c.

         7.02 Notice of Default and Litigation. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will notify each Lender):

         (a) as soon as practicable and in any event within five days after the occurrence of each Default or Event of Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto; and

         (b) promptly after the commencement thereof, notice of all litigation, actions, investigations and proceedings before any court, Governmental Authority or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 5.06 or the receipt of written notice by the Borrower or any of its subsidiaries of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation (including Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect.

         7.03 Compliance with Laws and Contractual Obligations, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law (including with respect to the licenses, approvals, certificates, permits, franchises, notices, registrations and other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, antitrust laws or Environmental Laws and laws with respect to social security and pension funds obligations) and all material Contractual Obligations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.04 Payment of Obligations. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies assessed, charged or imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property, except where the failure to make such payments or effect such discharges could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         7.05 Maintenance of Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of established reputation engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         7.06 Conduct of Business and Preservation of Corporate Existence. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower and will preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses, consents, permits, notices or approvals and franchises deemed material to its business; provided that neither the Borrower nor any of its Subsidiaries shall be required to maintain its corporate existence in connection with a merger or consolidation in compliance with
Section 8.03; and provided, further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Borrower or any such Subsidiary shall in its good faith judgment, determine that the preservation thereof is no longer in the best interests of the Borrower or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

         7.07 Books and Records. The Borrower will keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with Mexican GAAP, consistently applied.

         7.08 Maintenance of Properties, Etc. The Borrower will:

         (a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and

         (b) maintain, preserve and protect all intellectual property and all necessary governmental and third party approvals, franchises, licenses and permits, material to the business of the Borrower or its Subsidiaries, provided neither paragraph (a) nor this paragraph (b) shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or allowing to lapse certain approvals, licenses or permits which discontinuance is desirable in the conduct of its business and which discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         7.09 Use of Proceeds. The Borrower will use the proceeds of all Loans made hereunder for general corporate purposes (including the repayment of existing indebtedness).

         7.10 Aggregate Exposure. The Borrower will ensure that at no time shall the Aggregate Exposure of the Lenders exceed the Aggregate Committed Amount then in effect.

         7.11 Pari Passu Ranking. The Borrower will ensure that at all times the Obligations of the Borrower and each of the Guarantors under the Transaction Documents constitute unconditional general obligations of such Obligor ranking in priority of payment at least pari passu with all other senior unsecured, unsubordinated Debt of such Obligor.

         7.12 Transactions with Affiliates. The Borrower will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are commercially reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         7.13 Maintenance of Governmental Approvals. The Borrower will maintain in full force and effect at all times all approvals of and filings with any Governmental Authority or third Party required under applicable law for the conduct of its business (including, without limitation, antitrust laws or Environmental Laws) and the performance of the Obligors' obligations hereunder and under the other Transaction Documents by the Borrower and/or the Guarantors, as applicable, and for the validity or enforceability hereof and thereof, except where failure to maintain any such approvals or filings could not reasonably be expected to have a Material Adverse Effect.

         7.14 Measurement Date. The Borrower shall provide to the Administrative Agent a certificate of a Responsible Officer detailing the latest twelve month total Consolidated Net Debt/EBITDA Ratio as soon as practicable, but in no event later than five Business Days after the consolidated financial statements of the Borrower and its Subsidiaries are delivered pursuant to Section 7.01 (each such date a "Measurement Date").

         7.15 Inspection of Property. At any reasonable time during normal business hours and from time to time with at least ten Business Days prior notice, or at any time if a Default or Event of Default shall have occurred and be continuing, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make abstracts from the records and books of account of, and visit the properties of, each of the Borrower or the Guarantors, and to discuss the affairs, finances and accounts of the Borrower or such Guarantor with any of its officers or directors and with its independent certified public accountants. All expenses associated with such inspection shall be borne by the inspecting Lenders; provided that if a Default or an Event of Default shall have occurred and be continuing, any expenses associated with such inspection shall be borne jointly and severally by the Borrower and the Guarantors.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS
                               ------------------

         The Borrower covenants and agrees that for so long as any Obligation under this Agreement or any other Transaction Document remains unpaid or any Lender has any Commitment hereunder:

         8.01 Financial Conditions.

         (a) The Borrower shall not permit the Consolidated Net Debt / EBITDA Ratio at any time to exceed 3.5 to 1.

         (b) The Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 2.5 to 1.

         (c) Concurrently with the delivery by the Borrower of any financial statements pursuant to Section 7.01, the Borrower shall deliver to the Administrative Agent (with a copy to each Lender) a certificate from a Responsible Officer containing all information and calculations necessary for determining compliance by the Borrower with Sections 8.01 (a) and (b) above.

         8.02 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Borrower or any Subsidiary, whether now owned or held or hereafter acquired, other than the following Liens ("Permitted Liens"):

         (a) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which adequate reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by Mexican GAAP shall have been made;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (e) Liens existing on the date of this Agreement (other than liens with respect to the acquisition of RMC Group p.l.c.) that are described in
   Schedule 8.02(e)(i) hereto and liens existing as of March 31, 2005 (including liens with respect to the acquisition of RMC Group p.l.c.) that are described in Schedule 8.02(e)(ii) hereto;

         (f) any Lien on property acquired by the Borrower after the date hereof that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition, and any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price, of property acquired by the Borrower or any of its Subsidiaries after the date hereof; provided, further, that (A) any such Lien permitted pursuant to this clause (f) shall be confined solely to the item or items of property so acquired (including, in the case of any Acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any Acquired Subsidiary or Acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

         (g) any Lien renewing, extending or refunding any Lien permitted by clause (f) above; provided that the principal amount of Debt secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced and such Lien is not extended to other property;

         (h) any Liens created on shares of capital stock of the Borrower or any of its Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose vehicle (including any entity with legal personality) of which such shares constitute the sole assets; provided that (A) any shares of Subsidiary stock held in such trust, corporation or entity could be sold by the Borrower; and (B) proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of the Borrower's or any Subsidiary's interest in such trust, corporation or entity are applied as provided under Section 8.04; and provided, further that such Liens may not secure Debt of the Borrower or any Subsidiary (unless permitted under another clause of this Section 8.02);

         (i) any Liens on securities securing repurchase obligations in respect of such securities;

         (j) any Liens in respect of any Receivables Program Assets which are or may be sold or transferred pursuant to a Qualified Receivables Transaction; and

         (k) in addition to the Liens permitted by the foregoing clauses (a) through (j), Liens securing Debt of the Borrower and its Subsidiaries (taken as a whole) not in excess of 5% of the Adjusted Consolidated Net Tangible Assets of the Borrower and its Subsidiaries;

unless, in each case, the Borrower has made or caused to be made effective provision whereby the Obligations hereunder are secured equally and ratably with, or prior to, the Debt secured by such Liens (other than Permitted Liens) for so long as such Debt is so secured.

         8.03 Consolidations and Mergers. None of the Guarantors nor the Borrower shall, in one or more related transactions, (x) consolidate with or merge into any other Person or permit any other Person to merge into it or (y), directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets to any Person, unless, with respect to any transaction described in clause (x) or (y), immediately after giving effect to such transaction:

         (a) the Person formed by any such consolidation or merger, if it is not the Borrower or such Guarantor, or the Person that acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Borrower or such Guarantor (any such Person, a "Successor") (i) shall be a corporation organized and validly existing under the laws of its place of incorporation, which in the case of a Successor to the Borrower shall be Mexico, the United States, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof, (ii) in the case of a Successor to the Borrower, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the Obligations of the Borrower pursuant to this Agreement and the performance of every covenant on part of the Borrower to be performed and observed and (iii) in the case of a Successor to any Guarantor, shall expressly assume, pursuant to a written agreement in form and substance satisfactory to the Required Lenders, the performance of every covenant of this Agreement on part of such Guarantor to be performed and observed;

         (b) in the case of any such transaction involving the Borrower or any Guarantor, the Borrower or such Guarantor, or the Successor of any thereof, as the case may be, shall expressly agree to indemnify each Lender and the Administrative Agent against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Lender and/or the Administrative Agent solely as a consequence of such transaction with respect to payments under the Transaction Documents;

         (c) immediately after giving effect to such transaction, including for purposes of this clause (c) the substitution of any Successor to the Borrower for the Borrower or the substitution of any Successor to a Guarantor for such Guarantor and treating any Debt or Lien incurred by the Borrower or any Successor to the Borrower, or by a Guarantor of the Borrower or any Successor to such Guarantor, as a result of such transactions as having been incurred at the time of such transaction, no Default or Event of Default shall have occurred and be continuing; and

         (d) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement is required in connection with such transaction, such written agreement comply with the relevant provisions of this Article VIII and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.

         8.04 Sales of Assets, Etc. The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including the capital stock of any Subsidiary), other than (a) inventory, trade receivables and assets surplus to the needs of the business of the Borrower or any Subsidiary sold in the ordinary course of business and (b) assets not used, usable or held for use in connection with cement operations and related operations, unless the proceeds of the sale of such assets are retained by the Borrower or such Subsidiary, as the case may be, and, as promptly as practicable after such sale (but in any event within 180 days of such sale), the proceeds are applied to (i) expenditures for property, plant and equipment usable in the cement industry or related industries; (ii) the repayment of senior Debt of the Borrower or any of its Subsidiaries, whether secured or unsecured; or (iii) investments in companies engaged in the cement industry or related industries.

         8.05 Change in Nature of Business. The Borrower shall not make, or permit any of its Material Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         8.06 Margin Regulations. The Borrower shall not use any part of the proceeds of the Loans for any purpose which would result in any violation (whether by the Borrower, the Administrative Agent or the Lenders) of Regulation T, U or X of the Federal Reserve Board or to extend credit to others for any such purpose. The Borrower shall not engage in, or maintain as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in such regulations).

                                   ARTICLE IX
                           OBLIGATIONS OF GUARANTORS
                           -------------------------

         9.01 The Guaranty. Each of the Guarantors jointly and severally hereby unconditionally and irrevocably guarantees (as a primary obligor and not merely as surety) payment in full as provided herein of all Obligations payable by the Borrower to each Lender, the Administrative Agent and the Joint Bookrunners under this Agreement and the other Transaction Documents and the Fee Letter, as and when such amounts become payable (whether at stated maturity, by acceleration or otherwise).

         9.02 Nature of Liability. The obligations of the Guarantors hereunder are guarantees of payment and shall remain in full force and effect until all Obligations of the Borrower have been validly, finally and irrevocably paid in full and all Commitments have been terminated, and shall not be affected in any way by the absence of any action to obtain such amounts from the Borrower or by any variation, extension, waiver, compromise or release of any or all Obligations from time to time therefor. Each Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to this Agreement and the other Transaction Documents.

         9.03 Unconditional Obligations. Notwithstanding any contrary principles under the laws of any jurisdiction other than the State of New York, the obligations of each of the Guarantors hereunder shall be unconditional, irrevocable and absolute and, without limiting the generality of the foregoing, shall not be impaired, terminated, released, discharged or otherwise affected by the following:

         (a) the existence of any claim, set-off or other right which either of the Guarantors may have at any time against the Borrower, the Administrative Agent, any Lenders or any other Person, whether in connection with this transaction or with any unrelated transaction;

         (b) any invalidity or unenforceability of this Agreement or any other Transaction Document relating to or against the Borrower or either of the Guarantors for any reason;

         (c) any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of any amount payable by the Borrower under this Agreement or any of the other Transaction Documents or the payment, observance, fulfillment or performance of any other Obligations;

         (d) any change in the name, purposes, business, capital stock (including the ownership thereof) or constitution of the Borrower;

         (e) any amendment, waiver or modification of any Transaction Document in accordance with the terms hereof and thereof; or

         (f) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, the Lenders or any other Person or any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge of or defense to either of the Guarantors' obligations hereunder.

         9.04 Independent Obligation. The obligations of each of the Guarantors hereunder are independent of the Borrower's obligations under the Transaction Documents and of any guaranty or security that may be obtained for the Obligations. The Administrative Agent and the Lenders may neglect or forbear to enforce payment hereunder, under any Transaction Document or under any guaranty or security, without in any way affecting or impairing the liability of each Guarantor hereunder. The Administrative Agent or the Lenders shall not be obligated to exhaust recourse or take any other action against the Borrower or under any agreement to purchase or security which the Administrative Agent or the Lenders may hold before being entitled to payment from the Guarantors of the obligations hereunder or proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or the Lenders in favor of the Borrower or each of the Guarantors. Without limiting the generality of the foregoing, the Administrative Agent or the Lenders shall have the right to bring suit directly against either of the Guarantors, either prior or subsequent to or concurrently with any lawsuit against, or without bringing suit against, the Borrower and/or the other Guarantor.

         9.05 Waiver of Notices. Each of the Guarantors hereby waives notice of acceptance of this ARTICLE IX and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liability, suit or the taking of other action by the Administrative Agent or the Lenders against, and any other notice, to the Guarantors.

         9.06 Waiver of Defenses. To the extent permitted by New York law and notwithstanding any contrary principles under the laws of any other jurisdiction, each of the Guarantors hereby waives any and all defenses to which it may be entitled, whether at common law, in equity or by statute which limits the liability of, or exonerates, guarantors or which may conflict with the terms of this ARTICLE IX, including failure of consideration, breach of warranty, statute of frauds, merger or consolidation of the Borrower, statute of limitations, accord and satisfaction and usury. Without limiting the generality of the foregoing, each of the Guarantors consents that, without notice to such Guarantor and without the necessity for any additional endorsement or consent by such Guarantor, and without impairing or affecting in any way the liability of such Guarantor hereunder, the Administrative Agent and the Lenders may at any time and from time to time, upon or without any terms or conditions and in whole or in part, (a) change the manner, place or terms of payment of, and/or change or extend the time or payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this ARTICLE IX shall apply to the Obligations as so changed, extended, renewed or altered; (b) exercise or refrain from exercising any right against the Borrower or others (including the Guarantors) or otherwise act or refrain from acting, (c) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any such liability (whether due or not) of the Borrower to creditors of the Borrower other than the Administrative Agent and the Lenders and the Guarantors, (d) apply any sums by whomsoever paid or howsoever realized, other than payments of the Guarantors of the Obligations, to any liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein, to the Administrative Agent and the Lenders regardless of which of such liability or liabilities of the Borrower under the Transaction Documents or any instruments or agreements referred to herein or therein remain unpaid; (e) consent to or waive any breach of, or any act, omission or default under the Obligations or any of the instruments or agreements referred to in this Agreement and the other Transaction Documents, or otherwise amend, modify or supplement the Obligations or any of such instruments or agreements, including the Transaction Documents; and/or (f) request or accept other support of the Obligations or take and hold any security for the payment of the Obligations or the obligations of the Guarantors under this ARTICLE IX, or allow the release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof. Furthermore, each of the Guarantors hereby waives to the extent permitted by law any right to which it may be entitled to under Articles 2830, 2836, 2842, 2845, 2846, 2848 and 2849 of the Mexican Federal Civil Code and related Articles contained in the Civil Codes of the States in Mexico. The Guarantors further expressly waive the benefits of order, excusion y division contained in Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2837,
2838, 2840, 2841 and other related Articles of the Mexican Federal Civil Code and related Articles contained in other Civil Codes of the States of Mexico. The Guarantors hereby represent that the terms of each such provision of each such civil code are known in form and substance to each such Guarantor.

         9.07 Bankruptcy and Related Matters.

         (a) So long as any of the Obligations remain outstanding, each of the Guarantors shall not, without the prior written consent of the Administrative Agent (acting with the consent of the Required Lenders), commence or join with any other Person in commencing any bankruptcy, liquidation, reorganization, concurso mercantil or insolvency proceedings of, or against, the Borrower.

         (b) If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or the Notes is stayed upon the insolvency, bankruptcy, reorganization, concurso mercantil or any similar event of the Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Lenders.

         (c) The obligations of each of the Guarantors under this ARTICLE IX shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, concurso mercantil, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, readjustment, liquidation or arrangement of the Borrower or similar proceedings or actions or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts and obligations that constitute the Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

         (d) Each of the Guarantors acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding or action referred to above in Section 9.07(c) (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Obligations if said proceedings or actions had not been commenced) shall be included in the Obligations, it being the intention of the Guarantors, the Administrative Agent, and the Lenders that the Obligations which are to be guaranteed by the Guarantors pursuant to this ARTICLE IX shall be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations. The Guarantors will take no action to prevent any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person from paying the Administrative Agent, or allowing the claim of the Administrative Agent, for the benefit of the Administrative Agent, and the Lenders, in respect of any such interest accruing after the date of which such proceeding is commenced, except to the extent any such interest shall already have been paid by the Guarantors.

         (e) Notwithstanding anything to the contrary contained herein, if all or any portion of the Obligations are paid by or on behalf of the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Administrative Agent and/or the Lenders as a preference, preferential transfer, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this ARTICLE IX, to the extent permitted by applicable law.

         9.08 No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         9.09 Right of Contribution. Subject to Section 9.08, each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 9.09 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Joint Bookrunners and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Joint Bookrunners and the Lenders for the full amount guaranteed by such Guarantor hereunder.

         9.10 General Limitation on Guaranty. In any action or proceeding involving any applicable corporate law, or any applicable bankruptcy, insolvency, reorganization, concurso mercantil or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this
Section 9.10 would otherwise, taking into account the provisions of Section 9.09, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         9.11 Covenants of the Guarantors. Each Guarantor hereby covenants and agrees that, so long as any Obligations under this Agreement and any other Transaction Document remains unpaid or any Lender has any Commitment hereunder, it shall comply with the covenants contained or incorporated by reference in this Agreement to the extent applicable to it as a Subsidiary of the Borrower.

                                   ARTICLE X
                               EVENTS OF DEFAULT
                               -----------------

         10.01 Events of Default. The following specified events shall constitute "Events of Default" for the purposes of this Agreement:

         (a) Payment Defaults. The Borrower shall (i) fail to pay any principal of any Loan when due in accordance with the terms hereof or (ii) fail to pay any interest on any Loan, any fee or any other amount payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

         (b) Representation and Warranties. Any representation or warranty made by the Borrower herein or in any other Transaction Document or made by either Guarantor herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Transaction Document, as applicable, shall prove to have been incorrect in any material respect on or as of the date made if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) the chief financial officer of the Borrower or such Guarantor, as the case may be, becomes aware of such incorrectness or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent; or

         (c) Specific Defaults. The Borrower or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in Section 7.01, 7.02(a), 7.06 (with respect to the Borrower's and each Guarantor's existence only), 7.11 or 7.15 or ARTICLE VIII; or

         (d) Other Defaults. The Borrower or a Guarantor, as applicable, shall fail to perform or observe any term, covenant or agreement contained in this Agreement, the Notes, the Fee Letter, any Notice of Borrowings, any certificates, waivers, or any other agreement delivered pursuant to this Agreement (other than as provided in paragraphs (a) and (c) above) and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which (i) the chief financial officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent at the request of any Lender; or

         (e) Defaults under Other Agreements. The occurrence of a default or event of default under any indenture, agreement or instrument relating to any Material Debt of the Borrower or any of its Subsidiaries, and (unless any principal amount of such Material Debt is otherwise due and payable) such default or event of default results in the acceleration of the maturity of any principal amount of such Material Debt prior to the date on which it would otherwise become due and payable; or

         (f) Voluntary Bankruptcy. The Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization, concurso mercantil or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or the equivalent thereof under Mexican law (including the Ley de Concursos Mercantiles); or

         (g) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, concurso mercantil or other similar law now or hereafter in effect (including but not limited to the Ley de Concursos Mercantiles) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or an order for relief shall be entered against the Borrower or any Material Subsidiaries under any bankruptcy, insolvency suspension de pagos or other similar law as now or hereafter in effect; or

         (h) Monetary Judgment. A final judgment or judgments or order or orders not subject to further appeal for the payment of money in an aggregate amount in excess of U.S.$50,000,000 shall be rendered against the Borrower and/or any of its one or more Subsidiaries of the Borrower that are neither discharged nor bonded in full within 30 days thereafter; or

         (i) Pari Passu. The Obligations of the Borrower under this Agreement or of any Guarantor under this Agreement shall fail to rank at least pari passu with all other senior unsecured Debt of the Borrower or such Guarantor, as the case may be; or

         (j) Validity of Agreement. The Borrower shall contest the validity or enforceability of any Transaction Document or shall deny generally the liability of the Borrower under any Transaction Documents or either Guarantor shall contest the validity of or the enforceability of their guarantee hereunder or any obligation of either Guarantor under ARTICLE IX hereof shall not be (or is claimed by either Guarantor not to be) in full force and effect;

         (k) Governmental Authority. Any governmental or other consent, license, approval, permit or authorization which is now or may in the future be necessary or appropriate under any applicable Requirement of Law for the execution, delivery, or performance by the Borrower or either Guarantor of any Transaction Document to which it is a party or to make such Transaction Document legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner that would have an adverse effect on the rights or remedies of the Administrative Agent or the Lenders; or

         (l) Expropriation, Etc. Any Governmental Authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial portion of the property of, or capital stock issued or owned by, the Borrower or either Guarantor or take any action that would prevent the Borrower or either Guarantor from performing its obligations under this Agreement, the Notes, the Fee Letter, any Notice of Borrowings, any certificates, waivers, or any other agreement delivered pursuant to this Agreement; or

         (m) Moratorium; Availability of Foreign Exchange. A moratorium shall be agreed or declared in respect of any Debt of the Borrower or either Guarantor or any restriction or requirement not in effect on the date hereof shall be imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Borrower or either Guarantor for the purpose of performing any material obligation under this Agreement, the Notes, the Fee Letter, any Notice of Borrowings, any certificates, waivers, or any other agreement delivered pursuant to this Agreement; or

         (n) Change of Ownership or Control. The beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more in voting power of the outstanding voting stock of the Borrower or either Guarantor is acquired by any Person; provided that the acquisition of beneficial ownership of capital stock of the Borrower or either Guarantor by Lorenzo H. Zambrano or any member of his immediate family shall not constitute an Event of Default.

         10.02 Remedies. If any Event of Default has occurred and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

         terminate the Commitments and/or declare by notice to the Borrower the principal amount of all outstanding Loans to be forthwith due and payable, whereupon such principal amount, together with accrued interest thereon and any fees and all other Obligations accrued hereunder, shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default specified in Section 10.01(f) or (g), without notice or any other act by the Lenders, the Commitments shall be automatically terminated and the Loans (together with accrued interest thereon) and all other Obligations of the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

         10.03 Notice of Default. The Administrative Agent shall give notice to the Borrower of any event occurring under Section 10.01(a), (b), (c) or (d) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         10.04 Default Interest. In the event of default by the Borrower in the payment on the due date of any sum due under this Agreement, the Borrower shall pay interest on demand on such sum from the date of such default to the day of actual receipt of such sum by the Administrative Agent (as well after as before judgment) at the rate specified in Section 2.02(d). So long as the default continues, the default interest rate shall be recalculated on the same basis at intervals of such duration as the Administrative Agent may select, provided that the amount of unpaid interest at the above rate accruing during the preceding period (or such longer period as may be the shortest period permitted by applicable law for the capitalization of interest) shall be added to the amount in respect of which the Borrower is in default.

                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT
                            ------------------------

         11.01 Appointment and Authorization. Each Lender hereby irrevocably designates and appoints Barclays Bank PLC as the Administrative Agent of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

         11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         11.03 Liability of Administrative Agent. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by it or any such Person under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower, the Guarantors or any officer thereof contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower, the Guarantors or any other party to any Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Guarantors.

         11.04 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or teletype message, statement, order or other document or telephone conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of failing to take, taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Required Lenders (or when expressly required hereby, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction on or before the Effective Date.

         11.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement and describing such Default or Event of Default and stating that such notice is a "Notice of Default". The Administrative Agent shall promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         11.06 Credit Decision. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Guarantors, or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors, and their Affiliates and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or the Guarantors which may come into the possession of the Administrative Agent or any of its Affiliates, officers, directors, employees, agents or attorneys-in-fact.

         11.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify upon demand the Administrative Agent and its Affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages in effect on the date the cause for indemnification arose, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Obligations or the Termination Date) be imposed on, incurred by or asserted against the Administrative Agent (or any of its Affiliates, directors, officers, agents and employees) in any way relating to or arising out of this Agreement or any other Transaction Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent it results from the gross negligence or willful misconduct of the Administrative Agent or its Affiliates, directors, officers, agents or employees. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable and documented costs or out-of-pocket expenses (including legal fees) incurred by the Administrative Agent in connection with the preparation, execution, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

         11.08 Administrative Agent in Individual Capacity. Barclays Bank PLC may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, the Guarantors or any of their Affiliates as though Barclays Bank PLC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Barclays Bank PLC or its Affiliates may receive information regarding the Borrower, the Guarantors and their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or the Guarantors) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Obligations, Barclays Bank PLC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Barclays Bank PLC in its individual capacity.

         11.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld (unless a Default or Event of Default shall have occurred and be continuing, in which case such approval shall not be required). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act on the part of such retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XI and Sections 13.04 and 13.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor Administrative Agent has accepted the appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and either the Borrower or the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$400,000,000.

                                  ARTICLE XII
                             THE JOINT BOOKRUNNERS
                             ---------------------

         12.01 The Joint Bookrunners. The Borrower hereby confirms the designation of Barclays Capital, the Investment Banking Division of Barclays Bank PLC, and Citigroup Global Markets Inc., as arrangers and Joint Bookrunners for this revolving credit facility. The Joint Bookrunners assume no responsibility or obligation hereunder for servicing, enforcement or collection of the Obligations, or any duties as agent for the Lenders. The title "Joint Bookrunner" or "Book-runner" implies no fiduciary responsibility on the part of the Joint Bookrunners to the Administrative Agent, or the Lenders and the use of either such title does not impose on the Joint Bookrunners any duties or obligations under this Agreement except as may be expressly set forth herein.

         12.02 Liability of Joint Bookrunners. Neither the Joint Bookrunners nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by them or any such Person under or in connection with this Agreement or any other Transaction Document (except for such Joint Bookrunner's own gross negligence or willful misconduct), or (b) responsible in any manner to any Lender for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers under or in connection with, this Agreement or any other Transaction Document or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of the Borrower or any other party to any other Transaction Document to perform its obligations hereunder or thereunder. Except as otherwise expressly stated herein, the Joint Bookrunners shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower.

         12.03 Joint Bookrunners in their respective Individual Capacities. Each of Barclays Capital, the Investment Banking Division of Barclays Bank PLC and its Affiliates, and Citigroup Global Markets Inc. and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates as though they were not the Joint Bookrunners hereunder.

         12.04 Credit Decision. Each Lender expressly acknowledges that neither the Joint Bookrunners nor any of their respective Affiliates, officers, directors, employees, agents or attorneys-in-fact have made any representation or warranty to it, and that no act by the Joint Bookrunners hereafter taken, including any review of the affairs of the Borrower or the Guarantors, shall be deemed to constitute any representation or warranty by the Joint Bookrunners to any Lender. Each Lender acknowledges to the Joint Bookrunners that it has, independently and without reliance upon the Joint Bookrunners, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors and their Affiliates and made its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Joint Bookrunners, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower or the Guarantors. The Joint Bookrunners shall not have any duty or responsibility to provide any Lender with any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Joint Bookrunners or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                                  ARTICLE XIII
                                 MISCELLANEOUS
                                 -------------

         13.01 Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon any party hereunder shall be in writing (including facsimile transmission) and shall be sent by an overnight courier service, transmitted by facsimile or delivered by hand to such party: (i) in the case of the Borrower, the Guarantors, the Joint Bookrunners or the Administrative Agent, at its address or facsimile number set forth on Schedule 1.01(c) or at such other address or facsimile number as such party may designate by notice to the other parties hereto and (ii) in the case of any Lender, at its address or facsimile number set forth in
   Schedule 1.01(b) or at such other address or facsimile number as such Lender may designate by notice to the Borrower, the Joint Bookrunners and the Administrative Agent.

         (b) Unless otherwise expressly provided for herein, each such notice, request, demand or other communication shall be effective (i) if sent by overnight courier service or delivered by hand, upon delivery, (ii) if given by facsimile, when transmitted to the facsimile number specified pursuant to paragraph (a) above and confirmation of receipt of a legible copy thereof is received, or (iii) if given by any other means, when delivered at the address specified pursuant to paragraph (a) above; provided, however, that notices to the Administrative Agent under ARTICLE II, III, IV or XI shall not be effective until received.

         13.02 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor from the terms of this Agreement, shall in any event be effective unless the same shall be in writing, consented to by the Borrower or the applicable Guarantors, as the case may be, and acknowledged by the Administrative Agent (which shall be a purely ministerial action), and signed or consented to by the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

         (a) (i) except as specifically provided herein, increase or decrease the Commitment of any Lender;

               (ii) extend the maturity of any of the Obligations, extend the time of payment of interest thereon, or extend the Termination Date;

               (iii) forgive any Obligation, reduce the principal amount of the Obligations, reduce the rate of interest thereon, reduce the amount or change the method of calculation of any Fee hereunder, or change the provisions of Section 3.05(a);

in each case without the consent of the Borrower and each Lender directly affected thereby;

         (b)   (i) amend, modify or waive any provision of this Section 13.02;

               (ii) change the percentage specified in the definition of Required Lenders or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; or

               (iii) amend, modify or waive any provision of Section 4.01; or

               (iv) amend, modify or waive any provision of Section 13.06;

in each case without the consent of the Borrower and all the Lenders;

         (c) amend, modify or waive any provision of ARTICLE XI without the written consent of the Administrative Agent; and

         (d) amend, modify or waive any provision of ARTICLE XII without the consent of the Joint Bookrunners.

         13.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         13.04 Payment of Expenses, Etc. The Borrower agrees to pay on demand

         (a) all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and disbursements of special Mexican and New York counsel to the Administrative Agent), syndication (including printing, distribution and bank meetings), travel, telephone and duplication expenses and other reasonable and documented costs and out of- pocket expenses in connection with the arrangement, documentation, negotiation and closing of the Transactions Documents, subject to the maximum amount set forth in a letter agreement between the Borrower and the Joint Bookrunners;

         (b) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any amendment to, waiver of, or consent to any Transaction Document or the transactions contemplated hereby, including the reasonable fees and reasonable and documented out-of-pocket expenses of special Mexican and New York counsel to the Administrative Agent; and

         (c) all reasonable and documented, out-of-pocket costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement of and/or preservation of any rights under this Agreement or any other Transaction Document (whether through negotiations, legal proceedings or otherwise), including the reasonable fees and reasonable and documented out-of-pocket expenses of special Mexican and New York counsel to the Administrative Agent and such Lender.

         13.05 Indemnification. The Borrower agrees to indemnify and hold harmless the Joint Bookrunners, the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and the allocated cost of in-house counsel), but excluding taxes that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or (b) or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower and each Guarantor also agrees not to assert any claim against the Joint Bookrunners, the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Transaction Documents. Neither the Joint Bookrunner, the Administrative Agent, nor any Lender shall be deemed to have any fiduciary relationship with the Borrower or any Guarantor.

         13.06  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon the Borrower, the Guarantors, their successors and assigns and shall inure to the benefit of the Joint Bookrunners, the Administrative Agent and the Lenders and their respective successors and assigns, except that the Borrower and the Guarantors may not assign or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of all Lenders except pursuant to the terms of this Agreement.

         (b) Any Lender may at any time, and any Lender, if demanded by the Borrower pursuant to Section 2.01(d) or Section 3.09 upon at least five Business Days' notice to such Lender and the Administrative Agent, shall, assign to one or more commercial banks either (i) registered as a Foreign Financial Institution and a resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment, qualified to receive the benefits of said treaty or (ii) organized and existing under the laws of Mexico on the date of such assignment (each an "Assignee") all, or a proportionate part of all, of its Commitment and its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld or delayed, and if a Default or Event of Default has occurred and is continuing, the consent of the Borrower shall not be required); provided, however, that if an Assignee is an Affiliate of such transferor Lender, which Affiliate is registered as a Foreign Financial Institution and meets the tax residence and qualification requirements of clause (ii) above and, at the time of such assignment, the additional amounts payable with respect to Taxes to such Assignee will not exceed such amounts payable to the transferor Lender, no such consent shall be required; and provided further that, in the case of an assignment of only part of such rights and obligations, the Assignee shall acquire a Total Exposure of not less than U.S.$3,000,000 and integral multiples of U.S.$1,000,000 in excess thereof. Upon execution and delivery of an Assignment and Assumption Agreement and payment by the Assignee to the transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption (in addition to any Commitment previously held by it), and the transferor Lender shall be released from its obligations hereunder to a corresponding extent (except to the extent the same arose prior to the assignment), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph (b), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that a new Note is issued to the Assignee at the expense of the Assignee. In connection with any such assignment (other than a transfer by a Lender to one of its Affiliates), the transferor Lender (or in the case of Section 3.10, the Borrower), without prejudice to any claims the Borrower may have against any Defaulting Lender, shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of U.S.$3,500.

         (c) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank of the United States in accordance with applicable law and without compliance with the foregoing provisions of this Section 13.06; provided, however, that such pledge or assignment shall not release such Lender from its obligations hereunder.

         (d) Any Lender may, without any consent of the Borrower, the Administrative Agent or any other third party at any time grant to one or more banks or other institutions (i) registered as a Foreign Financial Institution and (ii) resident (or having its principal office as a resident, if lending through a branch or agency) for tax purposes in a jurisdiction that is a party to an income tax treaty to avoid double taxation with Mexico on the date of such assignment and qualified to receive the benefits of said treaty and having (at the time such Lender or financial institution becomes a Participant) a withholding tax rate under such treaty applicable to payments hereunder no higher than that applicable to payments to such Lender (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement extending the maturity of any Obligation in respect of which the participation was granted, or reducing the rate or extending the time for payment of interest thereon or reducing the principal thereof, or reducing the amount or basis of calculation of any fees to accrue in respect of the participation, without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 3.04, 3.06 and 3.10 with respect to its participating interest as if it were a Lender named herein; provided, however, that the Borrower shall not be required to pay any greater amounts pursuant to such Sections than it would have been required to pay but for the sale to such Participant of such Participant's participation interest. An assignment or other transfer which is not permitted by paragraph (b) or
   (c) above shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this paragraph
   (d).

         (e) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.06, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the Assignee or Participant or proposed Assignee or Participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

         13.07 Right of Set-off. In addition to any rights and remedies of the Lenders provided by law, each such Lender shall have the right, without prior notice to the Borrower or the Guarantors, any such notice being expressly waived by the Borrower and the Guarantors to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower or the Guarantors hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, or any branch or agency thereof to or for the credit or the account of the Borrower or the Guarantors. Each Lender agrees promptly to notify the Borrower, or such Guarantor, as the case may be, and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         13.08 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (a) to the Administrative Agent's, or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 13.06(e), to actual or prospective Assignees and Participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation (including as may be required in connection with an audit by the Administrative Agent's, or such Lender's independent auditors, and as may be required by any self-regulating organizations) or as may be required by or necessary in connection with any judicial process and (c) as requested by any state, federal or foreign authority or examiner regulating banks or banking.

         13.09 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language (other than the documents required to be provided pursuant to Section 4.01(e)(iii), Section 7.01 and Section 7.02 which shall be in the English language or in the Spanish language accompanied by an English translation or summary). Except in the case of the laws of, or official communications of, Mexico, the English language version of any such document shall control the meaning of the matters set forth therein.

         13.10 GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         13.11 Submission to Jurisdiction

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court located in the Borough of Manhattan in New York City and any appellate court thereof for purposes of any suit, legal action or proceeding arising out of or relating to this Agreement, any other Transaction Document or the transactions contemplated hereby, and each of the parties hereto hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such federal or New York State court and, with respect to the Borrower and the Guarantors, as well as in the competent court of their own corporate domicile.

         (b) Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such federal or New York State court and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.

         (c) Each of the parties hereto irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it.

         (d) Each of the parties hereto agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall be conclusive and binding upon such party and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law.

         (e) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY ARRANGER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         13.12 Appointment of Agent for Service of Process.

         (a) The Borrower and each Guarantor hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent (the "Process Agent") to receive on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding brought in any New York State or federal court sitting in New York City. Such service may be made by delivering a copy of such process to the Borrower or any Guarantor, as the case may be, in care of the Process Agent at its address specified above, and the Borrower and each Guarantor, as the case may be, hereby authorizes and directs the Process Agent to accept such service on its behalf. The appointment of the Process Agent shall be irrevocable until the appointment of a successor Process Agent. The Borrower and each Guarantor, further agrees to promptly appoint a successor Process Agent in New York City prior to the termination for any reason of the appointment of the initial Process Agent.

         (b) Nothing in Section 13.11 or in this Section 13.12 shall affect the right of any party hereto to serve process in any manner permitted by law or limit any right that any party hereto may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         13.13 Waiver of Sovereign Immunity. To the extent that the Borrower or a Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the Borrower or the Guarantor, as the case may be, hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Borrower and each Guarantor agrees that the waivers set forth in this Section 13.13 shall have force and effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

         13.14 Judgment Currency.

         (a) All payments made under this Agreement and the other Transaction Documents shall be made in Dollars unless specified otherwise herein. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower in one currency ("Currency X") into another currency ("Currency Y"), the parties hereto agree to the fullest extent that they may legally and effectively do so that the rate of exchange used shall be that at which in accordance with normal banking procedures (based on quotations from four major dealers in the relevant market) the Administrative Agent or each Lender, as the case may be, could purchase Currency X with Currency Y at or about 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given.

         (b) The Obligations in respect of any sum due to any Lender or the Administrative Agent hereunder or under any other Transaction Document shall, to the extent permitted by applicable law notwithstanding any judgment expressed in a currency other than the applicable Currency X, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent of any sum adjudged to be so due in Currency Y such Lender or the Administrative Agent may in accordance with normal banking procedures purchase Currency X with Currency Y. If the amount of Currency X so purchased is less than the sum originally due to such Lender or the Administrative Agent, the Borrower and each of the Guarantors agree, to the fullest extent it may legally do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent against such resulting loss.

         13.15 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         13.16 USA PATRIOT Act. The Lenders, to the extent that they are subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), hereby notify the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Act.

         13.17 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by law.

         13.18 Survival of Agreements and Representations.

         (a) All representations and warranties made herein or in any other Transaction Document shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (b) The covenants and agreements contained in Sections 3.04, 3.05, 3.06, 3.07, 3.08, 13.04, 13.05, 13.08, 13.09, 13.11, 13.12 and 13.14, and
   the obligations of the Lenders under Section 11.07, shall survive the termination of the Commitments and the payment of all Obligations and, in the case of any Lender that may assign any interest in its Commitment or obligations hereunder, with respect to matters occurring before such assignment, shall survive the making of such assignment to the extent any claim arising thereunder relates to any period prior to such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31, 2005.



CEMEX, S.A. DE C.V.,
as Borrower

By       /s/ Hector Vela
         ---------------------------------------------
         Name:    Hector Vela
         Title:   Attorney-in-fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



CEMEX MEXICO, S.A. DE C.V.,
as Guarantor

By       /s/ Hector Vela
         ---------------------------------------------
         Name:    Hector Vela
         Title:   Attorney-in-fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V., as Guarantor

By       /s/ Hector Vela
         ---------------------------------------------
         Name:    Hector Vela
         Title:   Attorney-in-fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF
BARCLAYS BANK PLC,
as Joint Lead Arranger and Joint Bookrunner

By       /s/ Vidal H. Ramirez
         ---------------------------------------------
         Name:    Vidal H. Ramirez
         Title:   Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



CITIGROUP GLOBAL MARKETS INC., as Documentation
Agent, Joint Lead Arranger and Joint Bookrunner

By       /s/ Carlos A. Corona
         ---------------------------------------------
         Name:    Carlos A. Corona
         Title:   Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



CITIBANK, N.A. NASSAU, BAHAMAS BRANCH
as a Lender

By       /s/ Leslie Munroe
         ---------------------------------------------
         Name:    Leslie Munroe
         Title:   Attorney-in-fact

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BARCLAYS BANK PLC, NEW YORK BRANCH,
as Administrative Agent and Lender

By       /s/ Vidal H. Ramirez
         ---------------------------------------------
         Name:    Vidal H. Ramirez
         Title:   Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK
BRANCH,
as a Lender

By       /s/ Ruben Perez-Romo
         ---------------------------------------------
         Name:    Ruben Perez-Romo
         Title:   Vice President
                  Global Corporate Banking




By       /s/ Dom J. Rodriguez
         ---------------------------------------------
         Name:    Dom J. Rodriguez
         Title:   Vice President - Relationship
                  Manager
                  Global Corporate Banking

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



THE BANK OF NOVA SCOTIA
as a Lender

By       /s/ Tim Lorimer
         ---------------------------------------------
         Name:    Tim Lorimer
         Title:   Vice President, International
                  Corporate and Commercial Banking

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BANCO BILBAO VIZCAYA ARGENTARIA, S.A. - NEW YORK
BRANCH
as a Lender

By       /s/ Jay Levit
         ---------------------------------------------
         Name:    Jay Levit
         Title:   Vice President




By       /s/ John Martini
         ---------------------------------------------
         Name:    John Martini
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.


BNP PARIBAS PANAMA BRANCH,
as a Lender

By       /s/ Raul Ardito-Barletta
         ---------------------------------------------
         Name:    Raul Ardito-Barletta
         Title:   Executive Vice President


BNP PARIBAS PANAMA BRANCH,
as a Lender

By       /s/ Nair Gonzalez
         ---------------------------------------------
         Name:    Nair Gonzalez
         Title:   Senior Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



CALYON NEW YORK BRANCH,
as a lender

By       /s/ Pierre Debray
         ---------------------------------------------
         Name:    Pierre Debray
         Title:   Managing Director




By       /s/ David Rigaud
         ---------------------------------------------
         Name:    David Rigaud
         Title:   Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



ING BANK N.V., acting through its Curacao branch, as a lender

By       /s/ Zulia, A.C.
         ---------------------------------------------
         Name:    Zulia, A.C.
         Title:   Senior Management Transaction
                  Processing




By       /s/ Felipa-Ventura, A.A.
         ---------------------------------------------
         Name:    Felipa-Ventura, A.A.
         Title:   Manager Credit Administration

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



WACHOVIA BANK, NATIONAL ASSOCIATION
as a lender

By       /s/ Kathleen H. Reedy
         ---------------------------------------------
         Name:    Kathleen H. Reedy
         Title:   Managing Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



FORTIS BANK S.A./N.V., Connecticut Branch as a lender

By       /s/ Douglas Riahi
         ---------------------------------------------
         Name:    Douglas Riahi
         Title:   Managing Director




By       /s/ Steven Silverstein
         ---------------------------------------------
         Name:    Steven Silverstein
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



HSBC BANK PLC SURCUSAL EN ESPANA,
as a lender

By       /s/ Illegible
         ---------------------------------------------
         Name:  Illegible
         Title: Illegible

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



THE ROYAL BANK OF SCOTLAND PLC,
as a lender

By       /s/ Inaki Basterreche
         ---------------------------------------------
         Name:    Inaki Basterreche
         Title:   Senior Director


By       /s/ Antonio Casteleiro
         ---------------------------------------------
         Name:    Antonio Casteleiro
         Title:   Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.


SOCIETE GENERALE,
as a lender


By       /s/ Alejandro Garcia
         ---------------------------------------------
         Name:    Alejandro Garcia
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BANK OF AMERICA, N.A.,
as a lender

By       /s/ Mauricio Rebolledo
         ---------------------------------------------
         Name:    Mauricio Rebolledo
         Title:   Managing Director

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



The BANK OF TOKYO-MITSUBISHI, LTD.,
as a lender

By       /s/ Pamela D. Price
         ---------------------------------------------
         Name:    Pamela D. Price
         Title:   Vice President & Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



JPMORGAN CHASE BANK, N.A.
as a lender

By       /s/ Linda M. Meyer
         ---------------------------------------------
         Name:    Linda M. Meyer
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.


SANPAOLO IMI S.P.A.
as a lender


By       /s/ Joshua Koenig
         ---------------------------------------------
         Name:    Joshua Koenig
         Title:   Vice President




By       /s/ Renato Carducci
         ---------------------------------------------
         Name:    Renato Carducci
         Title:   General Manager

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BANCA MONTE DEI PASCHI DI SIENA S.P.A.
as a lender

By       /s/ Romeo C. Cella
         ---------------------------------------------
         Name:    Romeo C. Cella
         Title:   Senior Vice President & General
                  Manager




By       /s/ Brian R. Landy
         ---------------------------------------------
         Name:    Brian R. Landy
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



CAJA MADRID MIAMI AGENCY,
as a lender

By       /s/ Javier Guzman
         ---------------------------------------------
         Name:    Javier Guzman
         Title:   Deputy General Manager




By       /s/ Gema Gamez
         ---------------------------------------------
         Name:    Gema Gamez
         Title:   Head of Capital Markets

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



COMERICA BANK,
as a lender

By       /s/ Juan Carlos Sanchez
         ---------------------------------------------
         Name:    Juan Carlos Sanchez
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



KBC BANK N.V. NEW YORK BRANCH,
as a lender

By       /s/ Stefano Snozzi
         ---------------------------------------------
         Name:    Stefano Snozzi
         Title:   First Vice President




By       /s/ Robert Snauffer
         ---------------------------------------------
         Name:    Robert Snauffer
         Title:   First Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



MORGAN STANLEY BANK
as a lender

By       /s/ Daniel Twenge
         ---------------------------------------------
         Name:    Daniel Twenge
         Title:   Vice President

THIS PAGE IS A SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF MAY 31,
2005.



BAYERISCHE LANDESBANK
as a lender

By       /s/ Illegible
         ---------------------------------------------
         Name:   Illegible
         Title:  Illegible




By       /s/ Donna M. Quilty
         ---------------------------------------------
         Name:    Donna M. Quilty
         Title:   Vice President

                                                                      EXHIBIT G
                                                            TO CREDIT AGREEMENT


                             Mandatory Cost Formula

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.   For the purposes of this Exhibit G:

"Additional Cost Rate" has the meaning provided in paragraph 3 below;

"Eligible Liabilities" has the meaning provided from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

"Fees Rules" means the rules on periodic fees contained in the FSA
Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

"Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

3. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

4.   The Additional Cost Rate for any Lender lending from a Lending
Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Office.

5.   The Additional Cost Rate for any Lender lending from a Lending
Office in the United Kingdom will be calculated by the Administrative Agent as follows:

in relation to a Loan denominated in Sterling:

                   AB+C(B-D)+E x 0.01
                   ------------------   percent per annum
                      100 - (A+C)


in relation to a Loan in any currency other than Sterling:

                    E x 0.01
                   -----------   percent per annum
                      300

     Where:

         A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

         B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph
                  (a) of Section 2.10 (Default Interest)) payable for the relevant Interest Period on the Loan.

         C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

         D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

         E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

6. In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per Sterling 1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

the jurisdiction of its Lending Office; and

any other information that the Administrative Agent may reasonably require for such purpose.

         Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical Lender from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Exhibit G in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties to the Agreement any amendments which are required to be made to this Exhibit G in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Agreement.